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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Mark V. Hurd Chairman, Chief Executive Officer and President	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Hewlett-Packard Company to be held on Wednesday, March 14, 2007 at 2 p.m., local time, at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

Mark V. Hurd
Chairman, Chief Executive Officer
and President

2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS	2
Proxy Materials	2
Voting Information	3
Stock Ownership Information	7
Annual Meeting Information	8
Stockholder Proposals, Director Nominations and Related Bylaw Provisions	8
Further Questions	9
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	10
Board Policy Regarding Voting for Directors	10
Board Independence	10
HP's Director Independence Standards	10
Board Structure and Committee Composition	11
Director Nominees	14
Executive Sessions	16
Communications with the Board	16
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES	17
PROPOSALS TO BE VOTED ON	19
PROPOSAL NO. 1 Election of Directors	19
PROPOSAL NO. 2 Ratification of Independent Registered Public Accounting Firm	21
PROPOSAL NO. 3 Stockholder Proposal Relating to Stockholder Nominees for Election to the HP Board	22
PROPOSAL NO. 4 Stockholder Proposal entitled "Separate the Roles of CEO and Chairman"	24
PROPOSAL NO. 5 Stockholder Proposal entitled "Subject Any Future Poison Pill to Shareholder Vote"	26
PROPOSAL NO. 6 Stockholder Proposal entitled "Link Pay to Performance"	28
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
Beneficial Ownership Table	31
Section 16(a) Beneficial Ownership Reporting Compliance	33
EXECUTIVE COMPENSATION	34
Summary Compensation Table	34
Option Grants in Last Fiscal Year	37
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	38
Long-Term Incentive Plans—Awards in Last Fiscal Year	39
Equity Compensation Plan Information	41
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	43
Pension Plan	48
Report of the HR and Compensation Committee of the Board of Directors on Executive Compensation	51
Stock Performance Graphs	58
PRINCIPAL ACCOUNTANT FEES AND SERVICES	59
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	60
APPENDIX A: AUDIT COMMITTEE CHARTER	A-1
APPENDIX B: HR AND COMPENSATION COMMITTEE CHARTER	B-1
APPENDIX C: NOMINATING AND GOVERNANCE COMMITTEE CHARTER	C-1

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Wednesday, March 14, 2007
Place	Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California
Items of Business	(1) To elect directors
(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2007
(3) To consider and vote upon four stockholder proposals, if properly presented
(4) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were an HP stockholder as of the close of business on January 16, 2007.
Meeting Admission
You are entitled to attend the annual meeting only if you were an HP stockholder as of the close of business on January 16, 2007 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the Hewlett-Packard Company 401(k) Plan or the Hewlett-Packard Company 2000 Employee Stock Purchase Plan, also known as the Share Ownership Plan, your ownership as of the record date will be verified prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 16, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.
By order of the Board of Directors,

CHARLES N. CHARNAS Acting General Counsel, Vice President and Assistant Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about January 23, 2007.

QUESTIONS AND ANSWERS

Proxy Materials

1.     Why am I receiving these materials?

The Board of Directors (the "Board") of Hewlett-Packard Company, a Delaware corporation ("HP"), is providing these proxy materials for you in connection with HP's annual meeting of stockholders, which will take place on Wednesday, March 14, 2007. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.     What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, HP's Board and Board committees, the compensation of directors and certain current and former executive officers for fiscal 2006, and other required information.

3.     How may I obtain HP's Form 10-K and other financial information?

A copy of our 2006 Annual Report, which includes our 2006 Form 10-K, is enclosed.

Stockholders may request another free copy of our 2006 Annual Report, which includes our 2006 Form 10-K, from:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) 438-4771 (U.S. and Canada) or (202) 315-4211 (International)
http://investor.hp.com/docreq.cfm

Alternatively, current and prospective investors can access the 2006 Annual Report, which includes our 2006 Form 10-K and other financial information, on HP's Investor Relations web site at:

http://investor.hp.com/edgar.cfm

HP also will furnish any exhibit to the 2006 Form 10-K if specifically requested.

4.     How may I obtain a separate set of proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2006 Annual Report with our 2006 Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copies by contacting our proxy solicitor, Innisfree M&A Incorporated ("Innisfree"), at:

(877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
E-mail: info@innisfreema.com

A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare Investor Services, LLC ("Computershare") at:

(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

If you hold shares beneficially in street name and you wish to receive a separate set of proxy materials in the future, please call Automatic Data Processing, Inc. (ADP) at:

(800) 542-1061

All stockholders also may write to us at the address below to request a separate copy of these materials:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304

5.     How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above to request delivery of a single copy of these materials.

6.     How may I request an electronic copy of the proxy materials?

If you wish to request electronic delivery of proxy materials in the future, please sign up at:

http://www.hp.com/hpinfo/investor/financials/edelivery/

7.     What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each HP proxy card and voting instruction card that you receive.

Voting Information

8.     What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors

  •
  The ratification of HP's independent registered public accounting firm for the 2007 fiscal year

  •
  The consideration of four stockholder proposals

We also will consider any other business that properly comes before the annual meeting. See question 19 "What happens if additional matters are presented at the annual meeting?" below.

9.     How does the Board recommend that I vote?

Our Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of HP's independent registered public accounting firm for the 2007 fiscal year, and "AGAINST" each of the stockholder proposals.

10.   What shares can I vote?

Each share of HP common stock issued and outstanding as of the close of business on January 16, 2007, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's employee stock purchase plans and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date HP had approximately 2,700,518,509 shares of common stock issued and outstanding.

11.   How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

12.   How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet—Stockholders of record of HP common stock with Internet access may submit proxies by following the "Vote by Internet" instructions on their proxy cards. Most HP stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone—Stockholders of record of HP common stock who live in the United States or Canada may submit proxies by following the "Vote by Telephone" instructions on their proxy cards. Most HP stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record of HP common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. HP stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

13.   What is the deadline for voting my shares?

If you hold shares as the stockholder of record, or through the Hewlett-Packard Company 2000 Employee Stock Purchase Plan (the "Share Ownership Plan"), your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares in the Hewlett-Packard Company 401(k) Plan (the "HP 401(k) Plan"), your voting instructions must be received by 11:59 p.m. Eastern time on March 11, 2007 for the trustee to vote your shares.

If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

14.   May I change my vote?

You may change your vote at any time prior to the vote at the annual meeting, except that any change to your voting instructions for the HP 401(k) Plan must be provided by 11:59 p.m. Eastern time on March 11, 2007 as described above. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address below in question 27 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

15.   Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to HP management.

16.   How are votes counted?

In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each of the nominees. If you elect to "ABSTAIN" in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. You also may cumulate your votes as described in question 18 "Is cumulative voting permitted for the election of directors?"

For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST."

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of HP's nominees to the Board, "FOR" ratification of HP's independent registered public accounting firm, and "AGAINST" approval of each of the stockholder proposals).

For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m. Eastern time on March 11, 2007, your shares will be voted in proportion to the way the other HP 401(k) Plan participants vote their shares, except as may be otherwise required by law.

17.   What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast "FOR" a nominee's election must exceed the number of votes cast "AGAINST" such nominee's election. Each nominee receiving more "FOR" votes than "AGAINST" votes will be elected.

With respect to Proposal No. 3, HP believes that approval of the proposal requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote on the proposal at the meeting. All other proposals require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

18.   Is cumulative voting permitted for the election of directors?

In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are eight directors to be elected at the annual meeting, you may allocate 800 "FOR" votes (eight times 100) among as few or as many of the eight nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you sign your proxy card or voting instruction card with no further instructions, Mark V. Hurd and Charles N. Charnas, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

19.   What happens if additional matters are presented at the annual meeting?

Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark V. Hurd and Charles N. Charnas, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

20.   Who will serve as inspector of elections?

The inspector of elections will be a representative from an independent firm, IVS Associates, Inc.

21.   Who will bear the cost of soliciting votes for the annual meeting?

HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a base fee of $15,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

22.   Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

Stock Ownership Information

23.   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most HP stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with HP's transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by HP. As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote in person at the meeting. HP has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

24.   What if I have questions for HP's transfer agent?

Please contact HP's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Computershare Investor Services, LLC
Shareholder Services
250 Royall Street
Canton, Massachusetts 02021
(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

A dividend reinvestment and stock purchase program is also available through Computershare. For information about this program, please contact Computershare at the following address or the phone number listed above:

Computershare Trust Company
Dividend Reinvestment Services
250 Royall Street
Canton, Massachusetts 02021

Annual Meeting Information

25.   How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were an HP stockholder or joint holder as of the close of business on January 16, 2007 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the HP 401(k) Plan or the Share Ownership Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your admission to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 16, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

26.   How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in question 17 are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

27.   What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than September 25, 2007. Such proposals also must comply with Securities and Exchange Commission ("SEC") regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

For a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the stockholder must provide the information required by HP's Bylaws and give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

  •
  Not earlier than the close of business on November 9, 2007, and

  •
  Not later than the close of business on December 10, 2007.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

28.   How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in question 27 above.

In addition, HP's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by HP's Bylaws and a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to HP and its stockholders.

29.   What is the deadline to propose or nominate individuals to serve as directors?

A stockholder may send a proposed director candidate's name and information to the Board at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on November 9, 2007 and the close of business on December 10, 2007, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year's annual meeting, in which case the deadline will be as described in question 27.

30.   How may I obtain a copy of HP's Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. HP's Bylaws also are available on HP's website at http://www.hp.com/hpinfo/investor/bylaws.html.

Further Questions

31.   Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact HP's proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders: (877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

If you need additional copies of this proxy statement or voting materials, please contact Innisfree as described above or send an e-mail to info@innisfreema.com.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        HP is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining HP's integrity in the marketplace. HP has adopted a code of business conduct and ethics for directors, officers (including HP's principal executive officer, principal financial officer and controller) and employees, known as the Standards of Business Conduct. HP also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for governance of HP. All of these documents are available at http://www.hp.com/investor/corp_governance. HP will post on this web site any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers.

        Stockholders may request free printed copies of the Standards of Business Conduct, the Corporate Governance Guidelines and the Board committee charters from:

Hewlett-Packard Company
Attention: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) GET-HPQ1 or (866) 438-4771
http://www.hp.com/investor/home

Board Policy Regarding Voting for Directors

        HP has implemented a majority vote standard in the election of directors. In addition, HP has adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

Board Independence

        HP's Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors. The Board has determined that each of the non-employee director nominees standing for election, including Lawrence T. Babbio, Jr., Sari M. Baldauf, Richard A. Hackborn, John H. Hammergren, Robert L. Ryan, Lucille S. Salhany and G. Kennedy Thompson, and each of the members of each Board committee has no material relationship with HP (either directly or as a partner, stockholder or officer of an organization that has a relationship with HP) and is independent within the meaning of HP's director independence standards. These standards are available on our web site at http://www.hp.com/investor/director_standards. These standards reflect New York Stock Exchange, Inc. and NASDAQ Global Select Market, Inc. corporate governance listing standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

HP's Director Independence Standards

        In determining independence, the Board reviews whether directors have any material relationship with HP. The Board considers all relevant facts and circumstances. In assessing the materiality of a director's relationship to HP, the Board considers the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. An independent director must not have any material relationship with HP, either directly or as a partner, stockholder or officer of an organization that has a relationship with HP, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        A director will not be considered independent in the following circumstances:

  (1)
  The director is, or has been in the past three years, an employee of HP, or an immediate family member of the director is, or has been in the past three years, an executive officer of HP.

  (2)
  The director has received, or has an immediate family member who has received during any twelve-month period within the last three years, more than $60,000 in direct compensation from HP, other than compensation for Board service, compensation received by the director's immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.

  (3)
  (A) The director or an immediate family member is a current partner of the firm that is HP's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member is or was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP's audit within that time.

  (4)
  The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP's present executive officers at the same time serves or has served on that company's compensation committee.

  (5)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the recipient's consolidated gross revenues.

  (6)
  The director is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which HP made, or from which HP received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient's consolidated gross revenues for that year, or $200,000.

        For these purposes, an "immediate family" member includes a director's spouse, parents, children, siblings, mother-and father-in-law, sons-and daughters-in-law, brothers-and sisters-in-law, and anyone who shares the director's home.

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has nine directors and the following four standing committees: (1) Acquisitions, (2) Audit, (3) HR and Compensation, and (4) Nominating and Governance. The Technology Committee was dissolved on November 16, 2006. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on HP's website at http://www.hp.com/investor/board_charters. During fiscal 2006, the Board held 17 meetings. Each current director attended at least 75% of all Board and applicable standing committee meetings. Directors are encouraged to attend annual meetings of HP stockholders. All then-current directors attended the last annual meeting of stockholders.

Name of Director	Acquisitions	Audit	HR and Compensation	Nominating and Governance
Non-Employee Directors:
Lawrence T. Babbio, Jr.	Chair		Chair	Member
Sari M. Baldauf(1)		Member
Richard A. Hackborn(2)
John H. Hammergren(3)			Member	Member
Robert L. Ryan	Member	Chair
Lucille S. Salhany(4)		Member	Member	Chair
G. Kennedy Thompson(5)		Member
Employee Directors
Mark V. Hurd
Robert P. Wayman
Former Directors
Patricia C. Dunn(6)		*
George A. Keyworth II(7)	*	*
Thomas J. Perkins(8)				*
Number of Meetings in Fiscal 2006	7	14	8	9

* = Former Committee Chair or member

(1)
Ms. Baldauf was elected to the Board effective March 16, 2006. She joined the Audit Committee effective May 18, 2006.

(2)
Mr. Hackborn became the lead independent director on September 22, 2006.

(3)
Mr. Hammergren joined the Nominating and Governance Committee after the annual meeting of stockholders in March 2006 and attended his first committee meeting in May 2006.

(4)
Ms. Salhany was appointed to the Audit Committee on September 19, 2006 and became the Chair of the Nominating and Governance Committee on September 14, 2006.

(5)
Mr. Thompson was elected to the Board effective November 16, 2006 and appointed to the Audit Committee effective November 27, 2006.

(6)
Ms. Dunn resigned from the Board on September 22, 2006.

(7)
Dr. Keyworth resigned from the Board on September 12, 2006.

(8)
Mr. Perkins resigned from the Board on May 18, 2006.

        On May 18, 2006, during a meeting of the Board, Thomas J. Perkins resigned as a director. During the meeting or in subsequent correspondence, Mr. Perkins stated that he objected to the process surrounding the decision of the Board to request another director to resign due to that director's disclosure of confidential information about HP, specifically the then Chairman's decision to bring the matter to the full Board and the manner in which the meeting was conducted, and that he questioned the wisdom and propriety of the investigation and the methods that the then Chairman employed in conducting the investigation.

Acquisitions Committee

        The Acquisitions Committee assists the Board in overseeing HP's investment, acquisition, managed services, joint venture and divestiture transactions as part of HP's business strategy. The Acquisitions Committee evaluates and revises policies with respect to such transactions, and reviews and approves proposed transactions in accordance with such policies. The Acquisitions Committee also oversees HP's integration planning and execution and the financial results of transactions after integration.

        The charter of the Acquisitions Committee is available at http://www.hp.com/investor/acquisitions_charter. A free printed copy also is available to any stockholder who requests it from the address on page 10.

Audit Committee

        HP has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of HP's internal audit function and the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews and approves all permissible non-audit services to be performed by the independent registered public accounting firm; reviews HP's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives and off-balance sheet structures; oversees HP's compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on HP's financial statements; reviews the activities of the Investment Review Committee; reviews and oversees treasury matters, HP's loans and debt, loan guarantees and outsourcings; reviews HP Financial Services' capitalization and operations; reviews the activities of Investor Relations; and coordinates with the HR and Compensation Committee regarding the cost, funding and financial impact of HP's equity compensation plans and benefit programs. The Audit Committee works closely with management as well as the independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from HP for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

        The Board determined that each of Robert L. Ryan, Chair of the Audit Committee, and Audit Committee members Sari M. Baldauf, Lucille S. Salhany and G. Kennedy Thompson is independent pursuant to applicable listing standards governing audit committee members. The Board also determined that each of Robert L. Ryan, Sari M. Baldauf and G. Kennedy Thompson is an audit committee financial expert as defined by SEC rules and applicable listing standards.

        The report of the Audit Committee is included herein on page 60. The charter of the Audit Committee is available at http://www.hp.com/investor/audit_charter and also is included herein as Appendix A. A free printed copy also is available to any stockholder who requests it from the address on page 10.

HR and Compensation Committee

        The HR and Compensation Committee discharges the Board's responsibilities relating to the compensation of HP's executives and directors; prepares the report required to be included in the annual proxy statement; provides general oversight of HP's total rewards compensation structure; reviews and provides guidance on HP's human resources programs; and retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the HR and Compensation Committee include reviewing senior management selection and overseeing succession planning, including reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing HP's equity-based and incentive compensation plans; overseeing non-equity based benefit plans and approving any changes to such plans involving a material financial commitment by HP; monitoring workforce management programs; establishing compensation policies and practices for service on the Board and its committees; developing guidelines for and monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

        The report of the HR and Compensation Committee is included herein beginning on page 51. The charter of the HR and Compensation Committee is available at http://www.hp.com/investor/compensation_charter and also is included herein as Appendix B. A free printed copy is available to any stockholder who requests it from the address on page 10.

Nominating and Governance Committee

        The Nominating and Governance Committee recommends candidates to be nominated for election as directors at HP's annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by stockholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and making recommendations to the Board relating to such matters; and overseeing director orientation and continuing education. The Nominating and Governance Committee also reviews proposed changes to and makes recommendations regarding HP's Certificate of Incorporation, Bylaws and Board committee charters; assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; reviews and approves any executive officers for purposes of Section 16 of the Exchange Act ("Section 16 Officers") standing for election for outside for-profit boards of directors; reviews stockholder proposals and recommends Board responses; oversees the self-evaluation of the Board and its committees; ensures that the annual evaluation of the Chief Executive Officer is conducted by the lead independent director in conjunction with the HR and Compensation Committee with input from all Board members; evaluates senior management in conjunction with the HR and Compensation Committee; and reviews requests for permissive indemnification.

The charter of the Nominating and Governance Committee is available at http://www.hp.com/investor/nominating_charter and also is included herein as Appendix C. A free printed copy is available to any stockholder who requests it from the address on page 10.

Director Nominees

Stockholder Recommendations

        The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under "Identifying and Evaluating Candidates for Directors." In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the Nominating and

Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

Stockholder Nominations

        In addition, HP's Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with HP's Bylaws, see "Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—28. How may I recommend or nominate individuals to serve as directors?"

Director Qualifications

        HP's Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on HP's Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding HP values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of HP.

Identifying and Evaluating Candidates for Directors

        The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in HP's proxy statement. Following verification of the stockholder status of people proposing candidates, recommendations are considered together by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for HP's annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

        HP engages a professional search firm on an ongoing basis to identify and assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential director nominees. On November 16, 2006, the Board elected G. Kennedy Thompson as a director effective immediately. Mr. Thompson was identified by the professional search firm.

Executive Sessions

        Executive sessions of independent directors are held at least three times a year. The sessions are scheduled and chaired by the lead independent director. Any independent director may request that an additional executive session be scheduled.

Communications with the Board

        Individuals may communicate with the Board by contacting:

Secretary to the Board of Directors
3000 Hanover Street, MS 1050
Palo Alto, California 94304
e-mail: bod@hp.com

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. HP's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the lead independent director, the independent directors or non-management directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive the compensation described below.

        Each non-employee director is entitled to receive an annual cash retainer of $50,000 but may elect to receive an equivalent amount of securities in lieu of the cash retainer. In addition, each non-employee director is entitled to receive an annual retainer of $150,000 in the form of restricted stock or stock options (under special circumstances, the securities portion of the annual retainer may be paid in cash, but no such exceptions were made during fiscal 2006). The restricted stock awards are determined based on the fair market value of HP common stock on the grant date, and stock options are determined based on a Black-Scholes option valuation model. The restricted stock and options generally vest after one year from the date of grant, which is approximately one month after the annual meeting. Non-employee directors may elect to defer the cash portion of their annual retainer under the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan. Under that plan, investment earnings are credited based on investment choices that are available to employees under the HP 401(k) Plan, and there is no formula that would result in above-market earnings or a preferential interest rate.

        In addition to the annual retainer, non-employee directors who serve as committee chairs receive a retainer for such service, in the amount of $15,000 for the Chair of the Audit Committee and $10,000 for the chair of other Board committees. In addition, the non-executive Chairman of the Board was awarded an additional retainer of $100,000, effective March 16, 2006. Non-employee directors also receive $2,000 for each Board meeting attended in excess of six per year, and $2,000 for each committee meeting attended in excess of six per year for each committee on which the non-employee director serves. Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may use the company aircraft for travel to and from HP events. Each non-employee director also may receive up to $2,500 worth of HP equipment each year. In addition, each non-employee director is eligible to participate in the product matching portion of the HP Employee Giving Program. Under this program, each non-employee director may contribute up to $20,000 worth of HP products each year to a school or qualified charity by paying 25% of the list price of those products and with HP paying the remaining 75%.

        The following table provides information on compensation for non-employee directors who served during fiscal 2006.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Cash Retainer(1)	Equity Retainer(2)	Additional Meeting Fees(3)	Committee Chair Fees(1)
Lawrence T. Babbio, Jr.	$50,000	$150,000	$34,000	$20,000
Sari M. Baldauf(4)		200,000	12,000
Richard A. Hackborn	50,000	150,000	16,000
John H. Hammergren(5)		250,000	22,000
Robert L. Ryan	50,000	150,000	36,000	15,000
Lucille S. Salhany	50,000	150,000	32,000
Former Directors
Patricia C. Dunn(6)		155,338	18,000
George A. Keyworth II(7)	50,000	73,562	30,000	10,000
Thomas J. Perkins(8)		200,000		7,500

(1)
The term of office for directors begins immediately following election at HP's annual meeting of stockholders (typically held in mid-March) and ends upon the election of directors at the next annual meeting held the following year, which does not coincide with HP's November 1st through October 31st fiscal year. Cash retainers and committee chair fees are paid quarterly in April, June, September and December, which results in only three payments being made during the fiscal year of election and the remaining payment being made in the following fiscal year. All cash retainer and committee chair fee payments made during fiscal 2006 are reported in the table irrespective of the term of office to which the payment applies.

(2)
Equity retainers are granted in April and may be prorated for non-employee directors whose service terminates during the term. Equity retainers granted in April 2006 with respect to the March 2006-March 2007 term are reported in the table.

(3)
Additional meeting fees are determined based on the number of Board and committee meetings attended during each fiscal year. Additional meeting fees included in the table represent fees paid for meetings attended during fiscal 2006.

(4)
Ms. Baldauf was elected to the Board on March 15, 2006.

(5)
Mr. Hammergren was elected to the Board effective November 22, 2005. Mr. Hammergren received a prorated retainer of $50,000 that he elected to receive in the form of 1,708 shares of restricted stock for his service from November 2005 to March 2006 in addition to an annual retainer for his service from March 2006 to March 2007.

(6)
In March 2006, Ms. Dunn elected to receive 100% of her annual retainer of $200,000 and her $100,000 retainer for service as non-executive Chairman in the form of a grant of 9,245 shares of restricted stock. Ms. Dunn resigned from the Board on September 22, 2006. In connection with her resignation, the grant of 9,245 shares of restricted stock was reduced to 4,787 shares of restricted stock, representing the pro-rata share of the original grant applicable to the portion of the year during which Ms. Dunn served as a director. The amount shown in the table represents the grant date value of the prorated award.

(7)
In March 2006, Dr. Keyworth elected to receive a cash retainer of $50,000 and an equity retainer in the form of an option to purchase 12,999 shares of HP common stock. Dr. Keyworth resigned from the Board on September 12, 2006. In connection with his resignation, the $50,000 cash retainer was reduced to $37,500 and the option to purchase 12,999 shares of HP common stock was reduced to an option to purchase 6,375 shares of HP common stock, representing the pro-rata share of the original option grant applicable to the portion of the year during which Dr. Keyworth served as a director. In addition, as a result of his resignation, Dr. Keyworth also received $70,861 in deferred compensation paid pursuant to the 1989 Independent Director Deferred Compensation Program.

(8)
Mr. Perkins resigned from the Board on May 18, 2006.

        Under HP's stock ownership guidelines, non-employee directors are required to accumulate over time shares of HP common stock equal in value to at least three times the value of the regular annual cash and equity retainers. Shares counted toward these guidelines include:

  •
  any shares held by the director directly or through a broker, including shares received under restricted stock grants;

  •
  restricted stock; and

  •
  vested but unexercised stock options (50% of the in-the-money value of such options is used for the calculation).

        All non-employee directors with more than two years of service have met HP's stock ownership guidelines. See "Common Stock Ownership of Certain Beneficial Owners and Management" on page 31.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are eight nominees for election to our Board this year. All of the nominees except G. Kennedy Thompson have served as directors since the last annual meeting. Mr. Thompson was elected by the Board to serve as a director effective November 16, 2006. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.

        If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the eight persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the eight persons who will be voted upon at the annual meeting. See "Questions and Answers—Voting Information 18. Is cumulative voting permitted for the election of directors?" for further information about how to cumulate your votes. Mark V. Hurd and Charles N. Charnas, as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder's votes will not be cast for a nominee as to whom such stockholder instructs that such votes be cast "AGAINST" or "ABSTAIN."

        All of the nominees have indicated to HP that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, Mr. Hurd and Mr. Charnas, will vote for a nominee or nominees designated by the Board.

        If an incumbent director nominee receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee in accordance with Section V. of the Corporate Governance Guidelines and as described on page 10.

Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

Vote Required

        Each director nominee who receives more "FOR" votes than "AGAINST" votes representing shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Lawrence T. Babbio, Jr. Director since 2002 Age 62	Mr. Babbio has served as Vice Chairman and President of Verizon Communications, Inc. (formerly Bell Atlantic Corporation), a telecommunications company, since 2000. He was a director of Compaq Computer Corporation from 1995 until HP's acquisition of Compaq in May 2002. Mr. Babbio is also a director of ARAMARK Corporation. Mr. Babbio has announced that he intends to retire from Verizon in the first calendar quarter of 2007.

Sari M. Baldauf Director since 2006 Age 51
Ms. Baldauf served as Executive Vice President and General Manager of the Networks business group of Nokia Corporation, a communications company, from July 1998 until February 2005. She previously held various positions at Nokia since 1983. Ms. Baldauf also serves as a director of SanomaWSOY, a director of F-Secure Corporation, a director of YIT Corporation, the non-executive chairman of the Savonlinna Opera Festival, and a member of the Global Board of the International Youth Foundation.
Richard A. Hackborn Director since 1992 Age 69
Mr. Hackborn has served as HP's lead independent director since September 2006. Previously, Mr. Hackborn served as HP's Chairman of the Board from January 2000 to September 2000. He was HP's Executive Vice President, Computer Products Organization from 1990 until his retirement in 1993 after a 33-year career with HP.
John H. Hammergren Director since 2005 Age 47
Mr. Hammergren has served as Chairman of McKesson Corporation, a healthcare services and information technology company, since July 2002 and as President and Chief Executive Officer of McKesson since April 2001. Mr. Hammergren is also a director of Nadro, S.A. de C.V. (Mexico) and Verispan LLC.
Mark V. Hurd Director since 2005 Age 50
Mr. Hurd has served as Chairman of HP since September 2006 and as Chief Executive Officer, President and a member of the Board since April 2005. Prior to that, he served as Chief Executive Officer of NCR Corporation, a technology company, from March 2003 to March 2005 and as President from July 2001 to March 2005. From September 2002 to March 2003, Mr. Hurd was the Chief Operating Officer of NCR, and from July 2000 until March 2003 he was Chief Operating Officer of NCR's Teradata data-warehousing division.
Robert L. Ryan Director since 2004 Age 63
Mr. Ryan served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in May 2005. He also is a director of UnitedHealth Group Incorporated, General Mills, Inc. and The Black and Decker Corporation.
Lucille S. Salhany Director since 2002 Age 60
Ms. Salhany has served as President and Chief Executive Officer of JHMedia, a consulting company, since 1997. Since 2003, she has been a partner and director of Echo Bridge Entertainment, an independent film distribution company. From 1999 to March 2002, she was President and Chief Executive Officer of LifeFX Networks, Inc., which filed for federal bankruptcy protection in May 2002. From 1994 to 1997, Ms. Salhany was the Chief Executive Officer and President of UPN (United Paramount Network), a broadcasting company. From 1993 to 1994, she was Chairman of Fox Broadcasting Company, a national television network, and from 1991 to 1993 she was Chairman of Twentieth Television, a division of Fox Broadcasting Company. Ms. Salhany was a director of Compaq from 1997 until HP's acquisition of Compaq in May 2002. Ms. Salhany is also a director of Ion Media Networks, Inc.
G. Kennedy Thompson Director since 2006 Age 56
Mr. Thompson has served as Chairman of the Board of Wachovia Corporation, a financial services company, since February 2003 and as a director since 1999. He has also served as Chief Executive Officer of Wachovia since April 2000 and President since 1999. Mr. Thompson also is a director of Wachovia Preferred Funding Corp.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit HP's consolidated financial statements for the fiscal year ending October 31, 2007. During fiscal 2006, Ernst & Young LLP served as HP's independent registered public accounting firm and also provided certain tax and other audit-related services. See "Principal Accountant Fees and Services" on page 59. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

        Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2007 fiscal year. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2007 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL RELATING TO
STOCKHOLDER NOMINEES FOR ELECTION TO THE HP BOARD

        HP has received a stockholder proposal from the AFSCME Employee Pension Plan, the New York State Common Retirement Fund, the Connecticut Retirement Plans and Trust Funds and the North Carolina Equity Investment Fund Pooled Trust. These proponents have requested that HP include the following proposal and supporting statement in its proxy statement for the 2007 annual meeting of stockholders, and, if properly presented, this proposal will be voted on at the annual meeting. HP will provide the addresses of these proponents and the number of shares beneficially owned by each upon oral or written request of any stockholder. The stockholder proposal is quoted verbatim in italics below.

        Management of HP does not support the adoption of the resolution proposed below and asks stockholders to consider management's response, which follows the stockholder proposal.

        Our Board recommends a vote AGAINST Proposal No. 3.

Vote Required

        HP believes that approval of the stockholder proposal requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote on the proposal at the annual meeting. Article IX of HP's Bylaws requires such a vote for any proposal by a stockholder to amend provisions of the Bylaws that relate to the nomination and election of directors. While the stockholder proposal seeks to add a new section to the Bylaws, it clearly relates to the nomination and election of directors and the 66 2/3% standard should apply. Among other things, the stockholder proposal expressly requires compliance with some, but not all, provisions of Section 2.2 of HP's Bylaws, and, therefore, effectively amends Section 2.2.

STOCKHOLDER PROPOSAL

        RESOLVED, pursuant to Article IX of the Bylaws (the "Bylaws") of Hewlett-Packard Company ("HP") and section 109(a) of the Delaware General Corporation Law, stockholders amend the Bylaws to add section 3.17:

  "HP shall include in its proxy materials for a meeting of stockholders at which directors are to be elected the name, together with the Disclosure and Statement (both as defined in this section 3.17), of any person nominated for election to the Board of Directors by a stockholder or group thereof that satisfies the requirements of this section 3.17 (the "Nominator"), and allow stockholders to vote with respect to such nominee on HP's proxy card. Each Nominator may nominate up to two candidates for election at a meeting.

  A Nominator must:

    (a)
    have beneficially owned 3% or more of HP's outstanding common stock ("Required Shares") continuously for at least two years;

    (b)
    provide written notice received by HP's Secretary within the time period specified in section 2.2(c) of these Bylaws containing (i) with respect to the nominee, (A) the information required by section 2.2(f) of these Bylaws and (B) such nominee's consent to being named in the proxy statement and to serving as a director if elected; and (ii) with respect to the Nominator, proof of ownership of the Required Shares; and

    (c)
    execute an undertaking that it agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Nominator's communications with HP stockholders, including, without limitation, the Disclosure and Statement; (ii) to the extent it uses soliciting material other than HP's proxy materials, comply with all applicable laws and regulations, including, without limitation, the SEC's Rule 14a-12.

    The Nominator may furnish a statement, not to exceed 500 words, in support of the nominee's candidacy (the "Statement"), at the time the Disclosure is submitted. The Board of Directors shall adopt a procedure for timely resolving disputes over whether notice of a nomination was timely given and whether the Disclosure and Statement comply with this section 3.17 and any applicable SEC rules."

SUPPORTING STATEMENT

        We believe that stockholders of U.S. public companies currently have no meaningful control over the process by which directors are nominated and elected. Stockholders whose suggested nominees are rejected by a nominating committee have no recourse other than sponsoring a dissident election campaign, which is so expensive that it rarely occurs outside the takeover context. Harvard Law School professor Lucian Bebchuk has estimated only about 80 contested elections occurred at U.S. public companies from 1996 through 2002 that did not seek to change control of the corporation.

        In our view, access to the proxy for purposes of electing a director nominated by stockholders with a significant stake in HP is the most effective mechanism for ensuring accountability. We believe that greater accountability would benefit HP and enhance shareholder value.

        We urge stockholders to vote for this proposal.

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

        The Board recommends a vote against this proposal that amends HP's Bylaws to require HP to include in its proxy materials (like this proxy statement) the names of up to two director candidates nominated by certain stockholders for election to HP's Board. The Board opposes this proposal because it provides for a mandatory amendment to HP's Bylaws without any input from HP's Board or management, and it would result in expensive, divisive director elections. Moreover, existing HP policies and procedures already provide for stockholder input in the director nomination and election process.

        Permitting certain stockholders to nominate director candidates in HP's proxy materials could lead to the election of "special interest directors" who represent the interests of the stockholders who nominated them, not the interests of all HP stockholders. It also could turn every director election into a proxy contest. This would be tremendously disruptive, require expenditure of significant HP resources and discourage directors from serving on the Board.

        Moreover, the proposal is not necessary because HP's stockholders have the opportunity for significant input in the director nomination and election process. As discussed on page 14 of this proxy statement, stockholders may submit recommendations for director candidates to the Nominating and Governance Committee. In addition, HP's Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. With respect to director elections, HP's Board has amended HP's Bylaws to implement a majority vote standard requiring that each director nominee receive more "for" than "against" votes to be elected. In addition, HP's Board has adopted a policy pursuant to which any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. Finally, unlike many companies, HP permits stockholders to cumulate votes in director elections, which gives stockholders an even more meaningful role in the director election process.

        For the reasons described above, the Board recommends a vote AGAINST this proposal.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL ENTITLED
SEPARATE THE ROLES OF CEO AND CHAIRMAN

        HP has received a stockholder proposal from Harold J. Mathis, Jr., represented by John Chevedden. Mr. Mathis has requested that HP include the following proposal and supporting statement in its proxy statement for the 2007 annual meeting of stockholders, and, if properly presented, this proposal will be voted on at the annual meeting. HP will provide Mr. Mathis' address and the number of shares that he beneficially owns upon oral or written request of any stockholder. The stockholder proposal is quoted verbatim in italics below.

        Management of HP does not support the adoption of the resolution proposed below and asks stockholders to consider management's response, which follows the stockholder proposal.

        Our Board recommends a vote AGAINST Proposal No. 4

Vote Required

        Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

STOCKHOLDER PROPOSAL

4–Separate the Roles of CEO and Chairman

RESOLVED: Shareholders request that our Board establish a rule (required in our charter or bylaws if practicable) of separating the roles of our Board Chairman and CEO, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman's non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of the 2007 shareholder meeting.

Harold Mathis, P.O. Box 1209, Richmond, TX 77406 sponsors this proposal.

This proposal is related to the announcement that Mr. Mark Hurd will become our Chairman and CEO in January 2007. The Financial Times said: Since March 2005, when Mark Hurd was appointed chief executive, shares in Hewlett-Packard soared 62% while those of rival Dell slumped 45%. Even during HP boardroom turmoil because of a scandal over its decision to spy on phone records, HP shares remained almost unnaturally calm.

Investors are belatedly waking up to probably the biggest threat: that Mr. Hurd might get caught in the storm. HP shares fell 5% on the morning of September 21, 2006. The fear is that Mr. Hurd, as CEO, was aware of elements of the investigation that were of dubious legality, or did nothing about them when he was made aware. That could raise questions over his judgment, or potentially drag him into more serious investigations by external agencies into the scandal.

Especially given that various journalists' records were spied on by HP, the story looks unlikely to die any time soon.

That leaves HP's fudged response to the crisis, which gives Mr. Hurd the chairmanship starting in January 2007, looking increasingly misjudged. Investors want him to run the business. HP's board should have tried to ring-fence him as far as possible from the boardroom shenanigans and brought in a heavy-hitting, external chairman—untainted by the problems—to restore order.

Instead, they now face the threat of him taking over as chairman with the scandal still rumbling—and soaking up a lot of his time. Even worse, there is the outside possibility that the ongoing investigations recast him as the blundering Hurd and threaten his ability to continue running the company effectively. Shareholders are right to be nervous. (End of text based on The Financial Times article.)

The primary purpose of our Chairman and Board of Directors is to protect shareholders' interests by providing independent oversight of management, including our Chief Executive Officer. Separating the roles of Chairman and CEO can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

The Council of Institutional Investors adopted a Corporate Governance Policy which recommends, "The board should be chaired by an independent director."

An independent Chairman can enhance investor confidence.

Separate the Roles of CEO and Chairman
Vote Yes on 4

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

        The Board recommends a vote against this proposal requesting that HP establish a rule in the charter or bylaws separating the roles of the Chairman and CEO. After careful consideration, the Board has determined that it is in the best interests of HP to maintain flexibility with respect to combining or separating the positions of Chairman and CEO. Such flexibility permits the Board to select the most qualified candidate for the position of Chairman, including a member of management, if the Board believes he or she will provide the most effective leadership for HP. At the same time, the Board believes it is important to maintain independent Board leadership, and thus, at the present time when the positions of Chairman and CEO are combined, the independent directors have appointed an independent lead director.

        HP has been, and continues to be, a strong advocate of Board independence and has put into place measures to see that its directors provide independent oversight. Currently, seven of the nine HP directors are independent within the meaning of HP's director independence standards, which reflect New York Stock Exchange, Inc. and NASDAQ Global Select Market, Inc. listing standards. Moreover, as noted above, the independent directors have designated a lead independent director. The lead independent director presides at Board meetings when the Chairman is not present, including at the executive sessions of independent directors, serves as a liaison between the Chairman and independent directors, coordinates information sent to the Board, approves meeting schedules to ensure sufficient time to cover all agenda items, is available for consultation and direct communication with major stockholders upon request and performs such other functions and responsibilities as requested by the Board from time to time.

        HP's current corporate governance structure provides the flexibility to choose the most effective leadership, while maintaining independent Board leadership through the lead independent director. Depriving the Board of the ability to exercise its business judgment to decide who the best candidate to serve as Chairman is would be detrimental to HP and its stockholders. There is no clear consensus in the United States that separating the roles of Chairman and CEO is desirable. In fact, more than two-thirds of Fortune 500 companies combine the positions of Chairman and CEO.

        For the reasons described above, the Board recommends a vote AGAINST this proposal.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL ENTITLED
SUBJECT ANY FUTURE POISON PILL TO SHAREHOLDER VOTE

        HP has received a stockholder proposal from Nick Rossi, custodian for Katrina Wubbolding, represented by John Chevedden. Mr. Rossi has requested that HP include the following proposal and supporting statement in its proxy statement for the 2007 annual meeting of stockholders, and, if properly presented, this proposal will be voted on at the annual meeting. HP will provide Mr. Rossi's address and the number of shares that he beneficially owns upon oral or written request of any stockholder. The stockholder proposal is quoted verbatim in italics below.

        Management of HP does not support the adoption of the resolution proposed below and asks stockholders to consider management's response, which follows the stockholder proposal.

        Our Board recommends a vote AGAINST Proposal No. 5

Vote Required

        Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

STOCKHOLDER PROPOSAL

5–Subject Any Future Poison Pill to Shareholder Vote

RESOLVED: Shareholders request that our Board adopt a rule that our Board subject any future poison pill to shareholder vote, as a separate ballot item, as soon as possible. It is essential to this proposal that it be adopted through bylaw or charter inclusion and that a sunset on a poison pill will not substitute for a shareholder vote.

Nick Rossi, P.O. Box 249, Boonville, Calif. 95415 sponsors this proposal.

        Pills Entrench Current Management

"Poison pills... prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it's doing a poor job. They water down shareholders' votes and deprive them of a meaningful voice in corporate affairs."
        "Take on the Street" by Arthur Levitt, SEC Chairman, 1993-2001

Our Board has less accountability if it can adopt a future poison pill without a shareholder vote. I believe this proposal is consistent with other proposals to improve the lack of accountability of our Board.

For instance, a proposal that seeks access to H-P's proxy in order to allow shareholders groups more say in who gets on the H-P board has been submitted for the 2007 annual meeting. The proposal asks H-P to change its bylaws to allow groups that hold 3% or more of the company's stock to be able to post nominations for H-P board members. The sponsors are retirement funds from the states of New York, Connecticut and North Carolina plus the American Federation of State, County and Municipal Employees Pension Funds (AFSCME). The four funds own a combined 30 million H-P shares worth about $676 million.

At least one governance expert goes so far as to recommend a complete sweep of the existing board. "I think you clean house," said Charles Elson, the chairman of the John L. Weinberg Center for Corporate Governance at the University of Delaware. "You do it in a logical, determined, measured way, but I think over the next couple of years you need to reconstitute that board." Elson suggested to Business Week to start with those who had the closest connections to past management.

There are additional improvements our Board can make. For one, the new majority-vote rule only goes so far: The board can still reject a member's resignation, making the rule, which can be rescinded, "pretty slippery,"

Nell Minow told Business Week. Minow is the co-founder and editor of governance adviser The Corporate Library.

The board should also turn to a new outside attorney, said governance experts. Larry Sonsini, H-P outside attorney, suggested that the H-P Board leak investigation was "within legal limits" and then helped run an H-P board meeting after news of the scandal broke.

To improve the lack of accountability of our Board...

Subject Any Future Poison Pill to Shareholder Vote
Yes on 5

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

        The Board recommends a vote against this proposal requesting that HP submit any future stockholder rights plan (often referred to as a "poison pill") to a vote of HP's stockholders because in 2003 the Board adopted a policy (described below) that addresses the proposal's objective. The Board believes that the existing policy addresses the proposal's objective because it gives stockholders the assurance that the Board will not adopt a future stockholder rights plan without stockholder approval except where the Board determines it to be in the best interest of stockholders.

        In July 2003, the Board adopted a policy providing that HP will submit any future stockholder rights plan to a stockholder vote, subject only to the ability of the Board to adopt a stockholder rights plan on its own if, in the exercise of its fiduciary duties under Delaware law, the Board determines that adoption of a stockholder rights plan prior to stockholder approval would be in the best interests of stockholders (often called a "fiduciary out"). HP currently does not have a stockholder rights plan, as the Board terminated the previous rights plan and the preferred share purchase rights issued under the rights plan effective January 21, 2003.

        The existing policy was designed to balance the concerns of stockholders with the Board's fiduciary responsibilities under Delaware law. The Board announced the adoption of its policy following stockholders' approval of a similar proposal submitted by the proponent at HP's 2003 annual meeting. The policy responds directly to stockholders' concerns by setting forth a process that the Board must follow in considering and, if applicable, implementing a stockholder rights plan.

        Further, as provided by Delaware law, the Board must have the ability to adopt a stockholder rights plan in certain circumstances without the prior approval of stockholders in order to protect the interests of HP's stockholders. Delaware counsel has advised the Board that a commitment to submit all future stockholder rights plans to a stockholder vote without a fiduciary out would be impermissible under Delaware law. Such a blanket requirement that stockholders approve all rights plans under all circumstances could, in certain circumstances, prevent the directors from fulfilling their fiduciary responsibilities, especially in the context of preventing certain unfair and coercive takeover attempts. Thus, the policy gives the Board the flexibility to adopt a stockholder rights plan in the future when, consistent with its fiduciary duties under Delaware law, the Board determines this action is necessary and in the best interests of the stockholders.

        While the proposal requests that the Board adopt a bylaw or charter amendment, the existing policy requires the Board to follow the same process regardless of whether that process is included in a Board policy, HP's Bylaws or HP's Certificate of Incorporation. HP's Board will adopt a stockholder rights plan only if the Board first submits the plan to a stockholder vote, unless the Board determines, in the exercise of its fiduciary duties, that it is in the best interests of HP's stockholders to adopt a rights plan without delay.

        The Board believes that its existing policy addresses the concerns raised by the proposal, and accordingly, the proposal is unnecessary.

        For the reasons described above, the Board recommends a vote AGAINST this proposal.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL ENTITLED
LINK PAY TO PERFORMANCE

        HP has received a stockholder proposal from William Steiner, represented by John Chevedden. Mr. Steiner has requested that HP include the following proposal and supporting statement in its proxy statement for the 2007 annual meeting of stockholders, and, if properly presented, this proposal will be voted on at the annual meeting. HP will provide Mr. Steiner's address and the number of shares that he beneficially owns upon oral or written request of any stockholder. The stockholder proposal is quoted verbatim in italics below.

        Management of HP does not support the adoption of the resolution proposed below and asks stockholders to consider management's response, which follows the stockholder proposal.

        Our Board recommends a vote AGAINST Proposal No. 6

Vote Required

        Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

STOCKHOLDER PROPOSAL

6–Link Pay to Performance

RESOLVED: Shareholders request the Board of Directors adopt a long-term policy that a significant portion of future long-term equity compensation to senior executives shall be performance-based, i e., linked to demonstrable performance criteria, measured by challenging performance targets, and using as benchmarks such criteria as Hewlett-Packards' performance compared to its peers and a broader market standard.

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968 sponsors this proposal.

The Corporate Library (TCL), an independent investment research firm in Portland, Maine expressed concern about executive pay not linked to demonstrable performance criteria at H-P. TCL said H-P executive compensation was a "Very High Concern" category:
"The amount of the CEO's 'Other Annual Compensation' questions the board's ability to ensure that the executive compensation process is sufficiently performance-related."

TCL also said that Performance-Based CEO Compensation is a key indicator of board independence. Additionally Mr. Mark Hurd, H-P Chairman and CEO, had annual pay of $23 million according to TCL.

        Our Board Has a History of Over-Paying

        On February 8, 2005 our Board ousted our Chairperson Carleton Fiorina. Our board shoulders much of the blame for both Ms. Fiorina's pay and her failure. Our board delivered excess pay to Ms. Fiorina in the beginning, front-loaded, with a massive value not related to performance.

Ms. Fiorina received almost $180 million in pay during her tenure, including a $21 million severance.

Our Board approved the pay in question, including the "golden hello," the excess base salary the substantial stock option awards and the excessive severance package. None of these were properly tied to performance; indeed most were completely independent of it.

        Text of the above three paragraphs based on a 2005 report from The Corporate Library

I believe that our Board of Directors should adopt a more rigorous standard for senior executives' incentive pay—one that considers both our company's performance and also how that performance compares to its peers and the broader market.

Link Pay to Performance
Vote Yes on 6

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

        The Board recommends a vote against this proposal. The Board believes that HP's executive compensation arrangements are already substantially performance-related in a manner that aligns the interests of the executive officers with those of the stockholders. In addition, the Board believes that adopting the proposal would put HP at a competitive disadvantage in hiring and retaining executives. The proposal also fails to take into account non-financial performance measures that are essential in the evaluation of executive performance.

        The HR and Compensation Committee of the Board, which is composed solely of independent directors, sets executive compensation in a manner it believes to be in the best interests of HP and its stockholders. HP's executive compensation programs are designed to attract and retain highly qualified executives and to motivate executives to maximize stockholder returns. In determining compensation, the committee considers HP's compensation and benefits programs holistically. The components of compensation and benefits include: (1) base pay, (2) variable pay, (3) rewards and recognition programs, (4) equity, and (5) benefits. Of these components, variable pay and equity are performance-related, and for most HP's senior executives, these two components make up the majority of compensation. The variable pay programs include the Pay-for-Results ("PfR") Program (a one-year bonus program) and the Long-Term Performance Cash Program (the "LTPC Program") (a three year bonus program). The performance metrics for the PfR Program are based on revenue and non-GAAP net profit, and HP must have improvements over prior year revenue and non-GAAP net profit for bonuses to be paid. The LTPC program uses balance sheet and total stockholder return performance measures. Thus, each program requires the achievement of specific, pre-established financial goals as a condition of payout.

        HP's equity awards mostly consist of stock option grants, which require achievement of improved financial performance to realize gains. HP option grants are generally subject to a four-year vesting period (25% vesting each year) and have an eight-year term. As options are granted at fair market value on the date of grant, the recipient has no economic benefit from the grant unless HP's stock price increases during the term of the option. Likewise, restricted stock awards also align the interests of employees with the interests of stockholders by focusing employee efforts on improved company performance as reflected through an increase in the company's stock price. In addition, HP's stock ownership guidelines are designed to increase executives' equity stakes in HP and to align executives' interests more closely with those of stockholders. The guidelines provide that the CEO should attain an investment position in HP's stock equal to five times his base salary and all other executive officers should attain an investment position equal to three times their base salary. These guidelines should be achieved within five years.

        The Board also opposes the proposal because it believes it would put HP at a competitive disadvantage in recruiting and retaining executives. As described in last year's proxy, HP negotiated an employment contract with Mr. Hurd that included certain equity awards, guaranteed performance payments and certain benefits in the event of termination. The contract was the result of an arms-length negotiation, and the Board believed that each of these components was necessary to recruit Mr. Hurd. Furthermore, with respect to existing executives, several of HP's executives have been approached regarding potential offers of employment from other companies, including HP's competitors. Thus, in order to have the ability to recruit and retain its executives, the Board believes it must have the full range of compensation reward vehicles at its disposal, as well as full discretion to make awards it believes are in HP's overall interests.

        Finally, the proposal fails to recognize the fact that superior performance by HP executives requires more than an increase in stock price. For example, evaluation of Mr. Hurd's performance by the Board includes not only a review of HP's financial performance, but also Mr. Hurd's leadership abilities, people development, management of external relationships and effectiveness in working with the Board. Succession planning and development of people within HP is critical to HP's future success. Thus, the Board opposes the proposal because it fails to take into account the broad range of performance measures that go into evaluating executive performance and setting executive compensation.

        For the reasons described above, the Board recommends a vote AGAINST this proposal.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 31, 2006, concerning beneficial ownership by:

  •
  HP directors and nominees and each of the named executive officers set forth in the Summary Compensation Table on page 34, and

  •
  current directors and HP executive officers as a group.

        There are currently no known beneficial owners of more than 5% of HP's common stock.

        The information provided in the table is based on HP's records, information filed with the SEC and information provided to HP, except where otherwise noted.

        The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2007 (60 days after December 31, 2006) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount of Beneficial Ownership	Nature of Beneficial Ownership(1)	Percent of Class
Current Directors and Nominees:
Lawrence T. Babbio, Jr.	34,997	Direct
	122,160	Vested Options

	157,157		*
Sari M. Baldauf	0		*
Richard A. Hackborn	44,862	Direct
	40,000	Vested Options

	84,862		*
John H. Hammergren	1,708	Direct
	2,600	Indirect(2)

	4,308		*
Robert L. Ryan	9,346	Direct

	9,346		*
Lucille S. Salhany	28,429	Direct
	110,480	Vested Options

	138,909		*
G. Kennedy Thompson	370	Direct

	370

Current Director, Nominee and Named Executive Officer:
Mark V. Hurd	466,919	Direct
	350,000	Vested Options

	816,919		*
Current Director and Named Executive Officer:
Robert P. Wayman	156,832	Direct
	119,582	Indirect(3)
	1,182,114	Vested Options

	1,458,528		*
Current Named Executive Officers:
Vyomesh I. Joshi	266,238	Direct
	52,313	Indirect(4)
	863,358	Vested Options

	1,181,909		*
Ann M. Livermore	229,278	Direct
	3,854	Indirect(5)
	2,251,500	Vested Options

	2,484,632		*
Shane V. Robison	217,954	Direct
	48,265	Indirect(6)
	391,250	Vested Options

	657,469		*
All current directors and executive officers as a group (20 persons)	8,910,843	(7)(8)	*

*
Represents holdings of less than one percent.

(1)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, "Vested Options" are options that may be exercised as of March 1, 2007 (60 days after December 31, 2006).

(2)
2,600 shares are held by the Hammergren Family Trust.

(3)
21,070 shares are held by Mr. Wayman in the HP 401(k) Plan, 95,142 shares are held by the Wayman Family Trust and 3,370 shares are held for the benefit of Mr. Wayman's son.

(4)
52,313 shares are held by Mr. Joshi in a living trust.

(5)
3,854 shares are held by Ms. Livermore in the HP 401(k) Plan.

(6)
48,265 shares are held by Mr. Robison in a living trust.

(7)
Includes an aggregate of 6,519,369 shares that the current directors and executive officers have the right to acquire as of March 1, 2007.

(8)
Includes an aggregate of 6,751,489 shares held by current directors and executive officers in fiduciary or beneficial capacities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of HP common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2006, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted herein. One late Form 4 was filed by Robert P. Wayman on September 6, 2006 to report an option exercise on August 31, 2006. One late Form 4 was filed by Shane V. Robison on May 24, 2006 to report the release of shares of restricted stock on May 15, 2006. One late Form 4 was filed by George A. Keyworth II on December 22, 2005 to report a purchase of shares by Mr. Keyworth's spouse on November 21, 2005. One Form 4 was filed by Ann O. Baskins on December 22, 2006 to report gifts of shares to Ms. Baskins' sons that were not timely reported on Form 5. In making these statements, HP has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to HP and the written representations of its directors, executive officers and 10% stockholders.

EXECUTIVE COMPENSATION

        The following table discloses compensation received by HP's chief executive officer and four other most highly paid executive officers at the end of fiscal 2006 (collectively, the "named executive officers") for each of the fiscal years ending October 31, 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/SARs(#)	LTIP Payouts ($)(4)	All Other Compensation ($)(5)
Mark V. Hurd Chairman of the Board, Chief Executive Officer and President	2006 2005 2004	1,400,000 816,667 0	8,624,000 5,131,333 0	338,580 492,858 0	4,725,000 8,684,000 0	500,000 1,150,000 0	3,956,355 0 0	177,552 8,119,977 0
Robert P. Wayman(6) Former Executive Vice President and Chief Financial Officer	2006 2005 2004	975,000 975,000 975,000	4,095,000 4,513,688 546,342	51,953 130,008 80,512	0 0 330,150	150,000 400,000 300,000	4,063,759 0 0	13,581 12,542 12,307
Vyomesh I. Joshi Executive Vice President, Imaging and Printing Group	2006 2005 2004	793,750 775,000 775,000	2,369,343 1,002,656 361,886	22,217 21,750 36,474	1,890,000 4,109,500 330,150	340,000 500,000 300,000	6,772,931 0 0	10,528 10,335 12,635
Ann M. Livermore Executive Vice President, Technology Solutions Group	2006 2005 2004	793,750 775,000 764,583	2,762,250 789,448 355,674	95,392 68,463 164,262	2,110,500 3,057,000 330,150	340,000 400,000 500,000	4,063,759 0 0	9,927 9,678 9,351
Shane Robison Executive Vice President and Chief Strategy and Technology Officer	2006 2005 2004	746,250 717,500 668,750	2,611,875 760,725 246,576	23,340 22,369 22,094	1,575,000 3,688,500 330,150	300,000 400,000 300,000	2,709,173 0 0	3,623 1,729 1,001

(1)
The amounts shown in this column reflect payments under HP's 2005 Pay-for-Results Plan (the "PfR Plan," which term includes its predecessors, as applicable). HP employees who were subject to Section 16(a) of the Exchange Act at the beginning of the applicable performance period, and selected other employees, were eligible to participate in the PfR Plan. During the fiscal years shown, all of the named executive officers who were employed by HP during such years participated in the PfR Plan.

Under the PfR Plan, awards are calculated based on a formula with targets that are set at the beginning of each performance period; both the formula and the targets are approved by the HR and Compensation Committee. In fiscal 2004 and 2005, performance objectives (and payouts, if any) were set on a semi-annual basis. In fiscal 2006, the PfR Plan was revised to provide for the establishment of annual performance objectives, with annual payouts upon achievement of objectives. In November 2005, the HR and Compensation Committee established the performance metrics for fiscal 2006, which were weighted 50% based on revenue and 50% based on net profit. For fiscal 2006, the HR and Compensation Committee determined that the amounts referenced above in column (d) had been earned under the PfR Plan.

For the first half of fiscal 2005, the HR and Compensation Committee determined that no variable compensation for the named executive officers had been earned under the PfR Plan. Mr. Hurd received $233,333 under the PfR Plan as a guaranteed pro-rated bonus payment paid at target for that period. For the second half of fiscal 2005, the HR and Compensation Committee determined that the following variable compensation for the named executive officers had been earned under the PfR Plan: Mr. Hurd, $2,898,000; Mr. Wayman, $1,513,688; Mr. Joshi, $1,002,656; Ms. Livermore, $789,448; and Mr. Robison, $760,725. For fiscal 2005, the amount shown in this column for Mr. Hurd also includes the $2,000,000 signing bonus described in his employment agreement. For Mr. Wayman, the amount shown in this column also includes the $3,000,000 cash payment awarded him on April 1, 2005 in recognition of his service as interim CEO of HP and his ongoing contribution to the transition to the new CEO.

For the first half of fiscal 2004, the HR and Compensation Committee determined that the following variable compensation for the named executive officers had been earned under the PfR Plan: Mr. Wayman, $348,904; Mr. Joshi, $231,105; Ms. Livermore, $224,893; and Mr. Robison, $152,076. For the second half of fiscal 2004, the HR and Compensation Committee determined that no variable compensation for the named executive officers had been earned under the PfR Plan. The HR and Compensation Committee awarded a bonus outside of the variable pay plans for all employees in an aggregate amount of $90 million for HP's performance in the fourth quarter of fiscal 2004. This column also includes the following amounts paid to the named executive officers pursuant to that action: Mr. Wayman, $197,438; Mr. Joshi, $130,781; Ms. Livermore, $130,781; and Mr. Robison, $94,500.

(2)
This column includes the perquisites outlined in the table below valued at the incremental cost of providing such perquisites as well as tax reimbursements for the named executive officers. Perquisites include the personal use of HP's corporate aircraft. For proxy statement valuation purposes, HP uses data provided by an outside firm to calculate the hourly cost of operating each type of aircraft; these costs include the cost of fuel, maintenance, landing and parking fees, crew and catering and supplies. For trips by named executive officers that involve mixed personal and business usage, HP includes the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). For proxy statement reporting and tax purposes, personal use of corporate aircraft includes use of the aircraft for relocation purposes. There was no relocation usage by any named executive officer during fiscal 2006.

Under HP's policy for the personal use of corporate aircraft, the CEO and his direct reports (the "Executive Council") are eligible to use the aircraft for personal purposes. For the CEO, the first 25 hours of personal usage, as well as spousal travel, is added to his income and grossed up. Other Executive Council members may use the corporate aircraft for personal purposes, subject to review by and approval of the CEO; the value of such trips is added to the executives' income and is not grossed up. The value of spousal travel on business trips is added to income, and this value is grossed up if the spousal travel is requested by HP. All amounts included in income are calculated based on the standard industry fare level ("SIFL") valuation method.

PERQUISITES TABLE FOR FISCAL 2006
Name	Security Services/ Systems	Personal Aircraft Usage	Financial Counseling	Tax Reimbursements	Miscellaneous	Total
Mark V. Hurd	$119,328	$111,067	$18,000	$88,042	$2,143	$338,580
Robert P. Wayman	$0	$27,839	$18,000	$1,957	$4,157	$51,953
Vyomesh I. Joshi	$0	$1,464	$18,000	$2,616	$137	$22,217
Ann M. Livermore	$0	$73,916	$18,000	$2,973	$503	$95,392
Shane V. Robison	$0	$18,319	$0	$2,785	$2,236	$23,340

For the 2005 and 2004 fiscal years, this column includes tax reimbursements for each named executive officer as follows: Mr. Hurd, $75,869 and $0; Mr. Wayman, $5,234 and $4,342; Mr. Joshi, $3,454 and $14,664; Ms. Livermore, $240 and $2,204; and Mr. Robison, $1,209 and $2,893. The amounts reported for fiscal 2005 and 2004 include financial counseling as follows: Mr. Hurd $10,500 and $0; Mr. Wayman, $18,000 and $18,000; Mr. Joshi, $18,000 and $21,000; and Ms. Livermore, $18,000 and $18,000. Amounts reported for personal aircraft usage in fiscal 2005 and 2004 were: Mr. Hurd, $296,654 and $0; Mr. Wayman, $106,774 and $58,170; Mr. Joshi, $296 and $810; Ms. Livermore, $50,223 and $144,058; and Mr. Robison, $21,160 and $19,201. Amounts reported for security services/systems in fiscal 2005 and 2004 were $109,835 and $0 for Mr. Hurd. The amounts reported for personal use of corporate aircraft by Mr. Wayman, Ms. Livermore and Mr. Robison for 2004 differ from the amounts previously reported because the previously reported amounts did not include the value associated with aircraft staging in conjunction with personal use. The 2004 amounts have been re-calculated so all amounts are reported on a consistent basis.

(3)
The amounts shown in this column reflect the dollar values based on the closing price at grant of time-based restricted stock granted to the named executive officers in fiscal 2006. On January 23, 2006, the HR and Compensation Committee granted restricted stock vesting at a rate of 33%, 33% and 34%, respectively, on each anniversary of the grant date for three years as follows: 150,000 shares to Mr. Hurd, 60,000 shares to Mr. Joshi, 60,000 shares to Ms. Livermore, and 50,000 shares to Mr. Robison. On January 23, 2006, the HR and Compensation Committee also granted 7,000 shares of restricted stock to Ms. Livermore, vesting 100% on the first anniversary of the grant date.

In fiscal 2005, the HR and Compensation Committee granted 400,000 shares of restricted stock to Mr. Hurd pursuant to his employment agreement described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 44. On March 17, 2005, the HR and Compensation Committee granted 150,000 shares of restricted stock to Mr. Joshi, Ms. Livermore and Mr. Robison, each vesting 100% on the second anniversary of the grant date.

In fiscal 2004, the HR and Compensation Committee granted 50,000 shares of restricted stock to Mr. Joshi on December 16, 2004, vesting 50% on each of the first and third anniversaries of the grant date.

At the end of fiscal 2006, the aggregate share amount and dollar value of the restricted stock held by the named executive officers based on the closing price of $38.74 on October 31, 2006 was:

Name	Number of shares	Value
Mark V. Hurd	416,666	$16,141,641
Robert P. Wayman	0	$0
Vyomesh I. Joshi	235,000	$9,103,900
Ann M. Livermore	217,000	$8,406,580
Shane V. Robison	215,000	$8,329,100

The named executive officers receive non-preferential cash dividends on the restricted shares they hold.

(4)
Amounts in this column reflect payments made pursuant to HP's Long-Term Performance Cash Program, described under "Long-Term Incentive Plans" below. The amounts were based upon HP's performance over the three year period from May 2003 through April 2006 compared to targets for specific measures that were set and approved by the HR and Compensation Committee.

(5)
For the named executive officers, this column includes the following for the fiscal years indicated:

Name	401(k) Company Match		Term-Life Insurance Payment
Mark V. Hurd 2006 2005 2004		$13,200 N/A N/A	$ $	1,960 2,320 N/A
Robert P. Wayman 2006 2005 2004	$ $ $	8,800 8,400 8,200	$ $ $	4,781 4,142 4,107
Vyomesh I. Joshi 2006 2005 2004	$ $ $	8,800 8,400 11,400	$ $ $	1,728 1,935 1,235
Ann M. Livermore 2006 2005 2004	$ $ $	8,800 8,400 8,200	$ $ $	1,127 1,278 1,151
Shane V. Robison 2006 2005 2004	$ $ $	0 0 0	$ $ $	1,623 1,729 1,001

The amounts in the 401(k) column above represent HP matching contributions. All such amounts are within IRS limits for the applicable plan years. Messrs. Hurd and Robison were eligible for a maximum matching contribution of 6% of pay (subject to certain IRS limits) under the HP 401(k) Plan effective January 1, 2006 because they ceased accruing benefits under any HP pension plan effective December 31, 2005. The remaining named executive officers continue to accrue benefits under the HP Retirement Plan on and after January 1, 2006, and thus are eligible for a maximum matching contribution of 4% of pay (subject to certain IRS limits) under the HP 401(k) Plan. Effective January 1, 2006, Messrs. Hurd and Robison also became eligible to receive a 6% matching contribution on amounts in excess of the IRS compensation limit up to two times such limit (from $220,000 to $440,000) under the HP Executive Deferred Compensation Plan.

In addition to the HP 401(k) Plan contributions and the insurance payments listed above, HP paid $2,000 to Mr. Robison under HP's e-Awards Program, a program designed to provide a means of promptly recognizing and rewarding employees' outstanding accomplishments, and the following on behalf of Mr. Hurd pursuant to the terms of his employment agreement: sponsored mortgage assistance of $147,903 in fiscal 2006 and $53,288 in fiscal 2005; relocation expenses of $14,489 in fiscal 2006 and $270,038 in fiscal 2005; and legal fees of $43,910 in fiscal 2005. In fiscal 2005, HP also paid Mr. Hurd a relocation bonus of $2,750,000 and $5,000,421 pursuant to the price protection provisions of his employment agreement. A summary of Mr. Hurd's employment agreement is included in "Employment Contracts, Termination of Employment and Change in Control Arrangements—Employment Agreement with Mark V. Hurd" on page 44.

(6)
Mr. Wayman retired as Executive Vice President and Chief Financial Officer effective December 31, 2006.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information on option grants in fiscal 2006 by HP to each of the named executive officers. HP did not grant any stock appreciation rights to the named executive officers during fiscal 2006.

Name	Number of Securities Underlying Options Granted(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(4)
Mark V. Hurd	500,000	1.0%	$31.50	1/23/2014	$4,810,000
Robert P. Wayman	150,000	0.3%	$32.70	5/18/2014	$1,539,000
Vyomesh I. Joshi	340,000	0.7%	$31.50	1/23/2014	$3,070,200
Ann M. Livermore	340,000	0.7%	$31.50	1/23/2014	$3,270,800
Shane V. Robison	300,000	0.6%	$31.50	1/23/2014	$2,886,000

(1)
Unless otherwise noted, all options granted in fiscal 2006 vest 25% on each anniversary of the grant date.

(2)
Unless otherwise noted, all of the unvested portions of these options vest in connection with certain terminations of employment, including termination due to death, disability, or retirement. In addition, HP's policy generally has been to provide accelerated vesting in the event of involuntary termination not for cause.

(3)
In fiscal 2006, HP granted options to employees to purchase a total of approximately 51.7 million shares.

(4)
HP uses a Black-Scholes option pricing model to determine grant date present value. For the named executive officers, the Black-Scholes value is calculated with respect to each specific grant date and also for two categories of employees: Executives or Retirement Eligible. Mr. Wayman and Mr. Joshi are Retirement Eligible. The Black-Scholes value for Executive grants on January 23, 2006 was $9.62 per share based upon a 5.1 year expected length to exercise, 4.31% risk free rate of return, annual dividend yield of 1.02%, and volatility of 29%. The Black-Scholes value for Retirement Eligible grants on January 23, 2006 was $9.03 per share based upon consistent assumptions and a shorter expected length to exercise of 4.5 years. The grant made on May 18, 2006 was a Retirement Eligible grant, with a Black-Scholes value of $10.26 per share based upon 4.77 years expected length to exercise, 4.97% risk free rate, annual dividend yield of .98%, and volatility of 29.78%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

        The following table provides information on option exercises with respect to HP common stock in fiscal 2006 by each of the named executive officers and the values of each of such officer's unexercised options at October 31, 2006. There were no stock appreciation rights for the named executive officers exercised or outstanding.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)		Value of Unexercised In-The-Money Options at Fiscal Year-End(3)
	# of Shares Acquired on Exercise	Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark V. Hurd	100,000	$1,366,160	225,000	1,325,000	$3,827,250	$17,653,250
Robert P. Wayman	690,184	$8,600,712	1,332,114	675,000	$12,046,913	$10,231,875
Vyomesh I. Joshi	500,000	$6,755,525	901,352	990,000	$8,307,145	$14,210,350
Ann M. Livermore	163,990	$2,665,124	2,266,500	965,000	$21,952,660	$13,459,975
Shane V. Robison	342,312	$5,125,306	316,250	800,000	$0	$10,923,000

(1)
The value realized is based upon the difference between the fair market value of the shares purchased on the exercise date and the exercise price multiplied by the number of shares covered by the exercised option. For option exercises where the option holder sold the shares received upon exercise immediately thereafter, the fair market value is determined based on the weighted- average sale price of those shares, and the amount included in the table is the net proceeds resulting from the sale. For all other option exercises, the fair market value is determined based on the average of the high and low trading prices on the exercise date.

(2)
All of the unvested portions of these options vest in connection with certain terminations of employment, including termination due to death, disability, or retirement. In addition, HP's policy generally has been to accelerate option vesting in the event of involuntary termination not for cause.

(3)
The value of unexercised options is based upon the difference between the exercise price and the closing market price. The closing market price on October 31, 2006 was $38.74.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

        The Long-Term Performance Cash Program (the "LTPC Program") was established in fiscal 2003 to drive value creation and operational efficiency, to retain top-performing and critical employees, and to reward senior managers for exceptional performance. The LTPC Program also is designed to reduce HP's use of option grants for senior executives and, therefore, HP's dilution levels. As described below, the LTPC Program includes both short-term cash flow as a percentage of total revenue ("Cash Flow") metrics and three-year total stockholder return ("TSR") metrics, which together determine the payout, if any, under the LTPC Program.

        During the regular compensation review cycle, the LTPC Program works in conjunction with option grants to provide long-term incentives to senior managers ("Regular LTPC Grants"). During this review process, a total value for long-term incentives is determined for each participant. In general, a portion of that total value is granted in the form of options, and the remainder is then used as the target LTPC amount. Messrs. Hurd, Joshi and Robison and Ms. Livermore each received a Regular LTPC Grant in connection with their fiscal 2006 compensation review.

        In addition, grants of long-term performance cash may be made outside of the normal compensation cycle in connection with in-hire decisions ("In-hire LTPC Grants"). In fiscal 2005, Mr. Hurd received In-hire LTPC Grants based in part on HP's intention to compensate him for amounts from his previous employer that were forfeited by joining HP.

        Because Regular LTPC Grants were granted under the LTPC Program in the course of annual compensation reviews in 2004, 2005 and 2006, and Regular LTPC Grants are subject to a three year cycle, multiple program cycles are outstanding simultaneously. In July 2005, the HR and Compensation Committee amended the award agreements for the outstanding program cycles to align the cycles with HP's fiscal year. As a result of this fiscal year alignment, some of the annual performance periods were broken into two six-month periods. The following diagram depicts past and current programs and performance periods:

        Under the LTPC Program, short-term Cash Flow milestones are set. At the end of each short-term performance period, if HP achieves a threshold level of performance for the Cash Flow metric, a percentage will be applied to each participant's targeted cash amount for the period, and this amount is banked on the participant's behalf. The percentage to be applied to each participant's targeted cash amount ranges may be to 150% based upon the extent to which performance goals are achieved. Interest, using the applicable federal rates determined by the Internal Revenue Service, is applied to banked amounts. If HP does not achieve a certain threshold level of Cash Flow performance for the period, the percentage applied is zero. For the May 2003-April 2004 initial performance period, Cash Flow targets were achieved and amounts were banked. For the May 2004-April 2005 performance period, threshold Cash Flow performance targets were not achieved and no amounts were banked for participants. For the May 2005-October 2005, November 2005-April 2006, and November 2005-October 2006 performance periods, Cash Flow performance exceeded target levels and amounts were banked for participants accordingly.

        At the end of each three-year program period, the total banked amounts, if any, will be adjusted by applying a modifier based on HP's TSR (including reinvestment of dividends) relative to the TSR for the S&P 500 for the three-year program period. The modifier to be applied to each participant's total banked amount for the first, second and third three-year program period ranges from 0% to 200%. Beginning with the fourth three-year program period, the modifier ranges from 0% to 150%. If HP does not achieve a threshold TSR level, then the modifier will be zero, and, subject to certain exceptions described below, any banked amounts held by then-current participants will be forfeited.

        To achieve a modifier above 100% for the three-year program period beginning in fiscal 2006, HP's TSR must exceed the median of the TSR for the S&P 500 over the three-year program period, and, to achieve the maximum payout, HP's TSR must approximate the 75th percentile for S&P 500 companies.

        Certain amounts under the LTPC Program have been guaranteed to pay out at least at target levels for Mr. Hurd in accordance with the terms of his employment agreement described in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 44. In addition, the HR and Compensation Committee has the discretion to modify awards, which would include the authority to accelerate or waive forfeiture restrictions, and otherwise to determine the effect that a termination of employment has on an LTPC Grant.

        In fiscal 2006, awards to the named executive officers under the LTPC Program were granted pursuant to the Hewlett-Packard Company 2004 Stock Incentive Plan, which has been approved by HP stockholders.

        Payouts from the LTPC Program to the named executive officers for the first three-year program period from May 2003 to April 2006, are reported in column (h) of the Summary Compensation Table.

        Because the amount of an executive's LTPC Program bonus is dependent upon the satisfaction of annual cash flow and three-year TSR objectives, the exact amount of the payout (if any) to an executive under the program cannot be determined at this time. The following table describes the hypothetical amounts that would be payable to named executive officers, excluding accrued interest, for LTPC Program awards granted during fiscal 2006, assuming that threshold, target and maximum levels of both cash flow and TSR performance metrics are met.

Long-Term Incentive Plans—Awards In Last Fiscal Year

		Hypothetical Estimated Future Payouts Under Non-Stock Price-Based Plans
	Performance or Other Period Until Maturation Or Payout
Name		Below Threshold Value	Threshold Value	Target Value	Maximum Value
Mark V. Hurd	3 years	$0	$702,380	$4,013,602	$9,030,605
Robert P. Wayman	3 years	$0	$0	$0	$0
Vyomesh I. Joshi	3 years	$0	$477,619	$2,729,249	$6,140,810
Ann M. Livermore	3 years	$0	$477,619	$2,729,249	$6,140,810
Shane V. Robison	3 years	$0	$421,428	$2,408,161	$5,418,362

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of October 31, 2006. Information is included for equity compensation plans approved by HP stockholders and equity compensation plans not approved by HP stockholders. In the case of equity compensation plans not approved by HP stockholders, many of the plans (including the equity compensation plans available to directors, officers and employees of Compaq, which HP acquired in fiscal 2002) were approved by stockholders of companies acquired by HP, as described in footnote (6) below.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP stockholders	304,742,342	(3)	$28.9837	178,404,949	(4)(5)
Equity compensation plans not approved by HP stockholders	140,194,766	(6)(7)(8)	$34.7756	39,150,651	(9)

Totals:	444,937,108		$30.8087	217,555,600

(1)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

(2)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) of this table or the purchase price of shares to be purchased pursuant to the Share Ownership Plan or the Hewlett-Packard Company Employee Stock Purchase Plan.

(3)
Includes options to purchase shares outstanding under the Hewlett-Packard Company 2004 Stock Incentive Plan, the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard Company 1995 Incentive Stock Plan, the Hewlett-Packard Company 1990 Incentive Stock Plan and the Hewlett-Packard Company 1997 Director Stock Plan.

(4)
Includes shares available for future issuance under the Hewlett-Packard Company 2004 Stock Incentive Plan, the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard Company 1997 Director Stock Plan, the Share Ownership Plan, the Hewlett-Packard Company Employee Stock Purchase Plan and the Hewlett-Packard Company Service Anniversary Award Plan.

As of October 31, 2006, 61,602,990 shares were available under the Share Ownership Plan, 2,725,611 shares were available under the Hewlett-Packard Company Employee Stock Purchase Plan, and 1,366,370 shares were available under the Hewlett-Packard Company Service Anniversary Award Plan. The balance is available for option grants under our other stockholder-approved equity compensation plans.

(5)
In addition to options, the Hewlett-Packard Company 2004 Stock Incentive Plan and the Hewlett-Packard Company 2000 Stock Plan provide for the award of cash and stock. The Hewlett-Packard Company 2004 Stock Incentive Plan provides for a maximum of 100,000,000 shares for stock awards, and 95,106,674 shares remain available for such stock awards. The Hewlett-Packard Company 2000 Stock Plan provides for a maximum of 20,000,000 shares for stock awards, and 13,294,222 shares remain available for such stock awards.

(6)
As of October 31, 2006, individual options to purchase a total of 2,188,339 shares were outstanding pursuant to options assumed in connection with acquisition transactions by HP, at a weighted average exercise price of $15.1737. These options were issued under the plans listed below, which have not been approved by HP stockholders: the Compaq Computer Corporation 1987 Nonqualified Stock Option Plan for Non-employee Directors, the Compaq Computer Corporation 1998 Former Non-Employee Replacement Option Plan (Digital), the VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan, the Flexible Stock Incentive Plan of Indigo N.V. ("Indigo"), the Indigo N.V. 1996 International Flexible Stock Incentive Plan, the Consera Software Corporation 2002 Stock Plan, the TruLogica, Inc. 2003 Stock Plan, the Digital Equipment (India) Limited 1999 Stock Option Plan, the Digital GlobalSoft Limited 2001 Stock Option Plan, the Novadigm, Inc. 1992 Stock Option Plan, the Novadigm, Inc. 1999 Nonstatutory Stock Option Plan, the Novadigm, Inc. 2000 Stock Option Plan, the AppIQ, Inc. 2001 Stock Option and Incentive Plan, and the 2003 Equity Incentive Plan of Peregrine Systems. Inc. These options are not reflected in the table above. In connection with the Compaq acquisition, HP also assumed stock options to purchase 189,750 shares of HP common stock at a price of $35.97 and 189,750 shares of HP common stock at a price of $37.46 granted to former Compaq directors in April 1999. These options were not issued under any of the plans listed above and are not reflected in the table above. While the Compaq plans listed above have not been approved by HP stockholders, they were approved by Compaq stockholders when the plans were initially implemented. Prior to the applicable acquisition by HP, stockholders of the acquired companies also approved the following plans: the Flexible Stock Incentive Plan of Indigo N.V., the Indigo N.V. 1996 International Flexible Stock Incentive Plan, the VeriFone Inc. Amended and Restated 1987 Supplemental Stock Option Plan, the Consera Software Corporation 2002 Stock Plan, the TruLogica, Inc. 2003 Stock Plan, the Digital Equipment (India) Limited 1999 Stock Option Plan, the Digital GlobalSoft Limited 2001 Stock Option Plan, the Novadigm, Inc. 1992 Stock Option Plan, the Novadigm, Inc. 2000 Stock Option Plan, and the AppIQ, Inc. 2001 Stock Option and Incentive Plan.

HP has assumed and intends to continue issuing awards in accordance with applicable stock exchange listing standards under the following plans, which have not been approved by HP stockholders but were approved by Compaq stockholders: the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. All options issued under these plans are reflected in this column and the weighted-average exercise price of those options is included in column (b).

(7)
The table does not include 83,202 shares of HP common stock that may be distributed to participants under the Hewlett-Packard Company Executive Deferred Compensation Plan (the "EDCP"). While the EDCP does not provide a stock fund as a current hypothetical investment option, this plan includes a frozen stock fund investment option that was offered under the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan; the plans were merged effective January 1, 2004. Participants are no longer allowed to invest in additional shares of HP common stock under this plan. These shares are not included in calculating the weighted-average exercise price set forth in column (b).

(8)
Includes stock appreciation rights with respect to 793,724 shares of HP common stock assumed in connection with the Compaq acquisition.

(9)
Includes 39,150,651 shares available for option grants under the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. HP assumed these plans in connection with the Compaq acquisition, and they have not been approved by HP stockholders.

Material Features of Plans Not Approved by Stockholders

        HP assumed the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan in connection with the Compaq acquisition. These plans are administered by the HR and Compensation Committee of the Board. While the plans originally provided for a variety of awards, including non-qualified stock options, qualified stock options, stock appreciation rights, stock awards and cash, HP has amended these plans so that from July 18, 2002 only non-qualified stock options may be granted under these plans. Outstanding non-stock option awards, e.g., stock appreciation rights, will remain outstanding until they are exercised or expire pursuant to their original terms and conditions. Generally, options granted under these plans have grant prices equal to the fair market value of the stock on the grant date. These plans allow the HR and Compensation Committee to specify the conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Pursuant to the terms of these plans, all outstanding awards granted prior to September 1, 2001 under these plans became fully vested on March 20, 2002, the date on which Compaq stockholders approved the acquisition by HP. Vesting did not accelerate for awards granted on or after September 1, 2001, and those awards typically vest monthly over a 48-month period. Generally, awards may be exercised for the full life of the award if a participant's employment is terminated due to death, disability, or retirement. If a participant's employment is terminated other than due to death, disability, or retirement, the vested portion of his or her award may be exercised for up to one year (not to exceed the original term of the award) after his termination of employment. These plans will expire when there are no shares available for future grants. A total of 3,281,630; 2,034,122; 16,876,602 and 16,958,297 shares remain available for grants under the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan, respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

HP Severance Policy for Senior Executives

        Under the HP Severance Policy, which the Board adopted in July 2003, HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. In implementing the HP Severance Policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon. Senior executives subject to the HP Severance Policy are Section 16 Officers designated by the Board.

        For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to salary and bonus and extraordinary benefits that are not available to groups of employees other than the Section 16 Officers upon termination of employment. However, benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with HP practices applicable to employees other than the Section 16 Officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), (c) the value of any service period credited to a Section 16 Officer in excess of the period of service actually provided by such Section 16 Officer for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with HP practices applicable to one or more groups of employees in addition to, or other than, the Section 16 Officers ("Company Practices"); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (a) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans, e.g., 401(k) plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days, and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (b) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (c) acceleration of the vesting of stock options, stock appreciation rights, restricted stock or long-term cash incentives that is consistent with Company Practices; (d) payments or benefits required to be provided by law; and (e) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

        For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that HP may enter into after the adoption of the HP Severance Policy by the Board and agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 Officers.

HP Severance Plan for Senior Executives

        In October 2003, the HR and Compensation Committee adopted a severance plan for executives who were Section 16 Officers of HP within 90 days of termination of HP employment that provides a lump-sum severance payment upon a qualifying termination that is a multiple of annual base salary and target cash bonus, as in effect prior to employment termination. In July 2005, the HR and Compensation Committee amended this plan to reduce the cash severance benefits payable to the CEO, Executive Vice Presidents and Senior Vice Presidents and to base payments upon a multiple of annual base salary and actual bonuses paid (averaged over the most recent three-year performance period) rather than a multiple of annual base salary and target cash bonuses. Under the amended plan, the multiple used is 2.0 for the position of CEO, 1.5 for Executive Vice Presidents, and 1.0 for Senior Vice Presidents and Vice Presidents. Any payments under the severance program will be reduced by any cash severance benefit payable to the participant under any other HP plan, program or agreement, including cash amounts payable for the uncompleted portion of employment agreements and prorated cash bonuses under the applicable short-term bonus plan.

        A participant will be deemed to have incurred a qualifying termination for purposes of this plan if he or she is involuntarily terminated without cause (as defined below) and executes a full release of claims, in a form satisfactory to HP, promptly following termination. For purposes of the plan, cause means a participant's material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP.

        Notwithstanding the foregoing, the amount of severance benefits received by an executive under the plan will not exceed 2.99 times the sum of the executive's base salary plus target bonus as in effect immediately prior to separation from employment, unless such benefits are approved by HP's stockholders pursuant to the HP Severance Policy.

Employment Agreement with Mark V. Hurd

        HP entered into an employment agreement with Mark V. Hurd as of March 29, 2005, the terms of which are set forth below as of October 31, 2006.

Position	President and CEO
Term of Employment	At will employment. Employment may be terminated by Mr. Hurd or HP, at any time. The agreement has an initial term of four years.
Board Membership
Mr. Hurd was appointed to the Board upon his hire and thereafter will be nominated as a member of the Board during each year of his employment. Following his termination, Mr. Hurd will be deemed to have resigned from the Board.
Salary
$1,400,000 base salary. The base salary will not be reduced other than pursuant to a reduction applied to substantially all other executive officers of HP and a reduction that is no greater than the percentage reduction applied to substantially all other executive officers.
Bonus
A target annual bonus of at least 200% of base salary, pro-rated for mid-year entry, with a maximum target opportunity of 600% of base salary assuming performance goals are achieved under HP's PfR plan. The target annual bonus was increased to 220% of base salary for fiscal 2006. The applicable targets for the second six months of 2005 and the first six months of 2006 were deemed to have been met, and the incentive earned during the first half of fiscal 2005 was pro-rated based on the hire date.

Long-Term Incentives
Long-Term Cash Performance Plan
At least $4,200,000 (300% of base) pro-rated for mid-plan entry in the three-year cycles beginning May 1, 2003 and May 1, 2004, respectively. The plan provides for a cash payout after three years with additional cycles beginning May 1 of every year. The potential cash payout can range from $0 to $12,600,000, depending on actual HP performance. The applicable targets for the first year of the first full target cycle (beginning May 1, 2005) will be deemed to have been met.
Stock Options
Number of Shares	Option for 700,000 shares (with a maximum term of eight years) with a grant date of April 1, 2005.
Black-Scholes Value	Approximately $4,200,000 at the grant date.
Vesting Schedule	Vests at a rate of 25% annually over four years.
One-Time Make-Up Grants: Restricted Stock and Options	400,000 shares of restricted stock and an option for 450,000 shares (with a maximum term of eight years) with a grant date of April 1, 2005.
Value at Grant	Approximately $8,000,000 for restricted stock shares and a Black-Scholes value of approximately $2,700,000 for options on the grant date.
Vesting Schedule	Vest at a rate of 33.3% annually over three years.
Signing Bonus
$2,000,000 cash bonus payment paid within 30 days of April 1, 2005 and upon removal of any conditions. If Mr. Hurd is terminated for cause within two years of his hiring date, Mr. Hurd will return a pro-rata portion of the bonus to HP.
Price Protection
Mr. Hurd received reimbursement up to 20% for declines in the per share fair market value of NCR's stock as covered by his vested options. In the event that the share value decreased more than 20%, only the first 20% was subject to reimbursement. This price protection applied to the 850,184 shares vested prior to March 24, 2005. The starting fair market value for this price protection was the highest share price during the five full trading days immediately preceding the public announcement of Mr. Hurd's resignation from NCR. This price protection ended upon Mr. Hurd's sale of the shares covered by his vested options (or 90 days after his termination of employment with NCR, whichever was sooner). Mr. Hurd received a payment of $5,000,421 pursuant to this provision.
Benefits
Mr. Hurd is eligible to participate in HP's employee benefit plans, policies and arrangements applicable to other executive officers including: participation in the Share Ownership Plan, the HP 401(k) Plan, deferred compensation plan, medical, dental, vision and life and disability insurance.
Perquisites	Mr. Hurd is eligible for HP perquisites that are no less than those provided to other senior executive officers, including financial counseling and executive physicals.
Time Off	Mr. Hurd will receive paid time off in accordance with HP policy for other senior executive officers. In no event will Mr. Hurd receive fewer than 25 days of paid time off per calendar year.

Security	Mr. Hurd received appropriate home security in accordance with market practice.
Relocation Benefit	Mr. Hurd received the standard relocation package with the following adjustments:
	—	$2,750,000 relocation allowance paid after the execution of a definitive agreement and removal of any conditions (such relocation allowance paid in lieu of any other relocation allowance provided for under HP's relocation policy);
	—	Mortgage interest subsidy for four years;
	—	Temporary housing for up to one year;
	—	No limit on the weight of household goods shipped, and coverage for three cars; and
	—	Storage of household goods for up to one year.
Severance
Participation in the HP Severance Plan for Senior Executives in effect at the time of his termination if Mr. Hurd is terminated without cause and executes a full release of claims. Under the HP Severance Plan for Senior Executives as currently in effect, Mr. Hurd would be entitled to receive a one time cash payment equal to 2.0 times the sum of Mr. Hurd's base salary as of the date of termination plus the average of the actual bonuses paid to Mr. Hurd during the three years preceding the date of termination.
In addition, Mr. Hurd would receive the following:
	—	Payment of any accrued salary and bonus;
	—	Mr. Hurd's stock options will become fully vested, exercisable and will remain exercisable until the earlier of the date provided in the applicable stock option agreement or under any applicable workforce reduction policy adopted by HP from time to time;
	—	Any unvested restricted stock will vest on a pro-rata basis;
	—	Any banked amounts in the LTPC Plan; and
	—	Continuation of certain health benefits.

The HR and Compensation Committee reviews the HP Severance Plan for Senior Executives annually. If Mr. Hurd's duties as CEO are substantially reduced without his consent or if Mr. Hurd is not re-elected to the Board during his term of employment, then Mr. Hurd will be deemed to have been terminated without cause. The amount of severance benefits received by Mr. Hurd will not exceed 2.99 times the sum of his base salary and target bonus, unless such benefits are approved by HP's stockholders.
Confidential Information and Intellectual Property	Mr. Hurd has been required to execute HP's Agreement Regarding Confidential Information and Proprietary Developments.
Attorneys' Fees	HP reimbursed Mr. Hurd for reasonable legal fees and tax advice expenses incurred in the negotiation, preparation and execution of this agreement as well as his separation from his current employer.
Arbitration	All disputes arising as a result of Mr. Hurd's employment, including the termination thereof, or Mr. Hurd's compensation or benefits will be resolved through binding arbitration.
Indemnification
Mr. Hurd will be provided indemnification on terms no less favorable than that provided to any other HP executive officer or director, including, if applicable, appropriate directors and officers insurance.

HP Retirement Arrangements

        Upon retirement, all HP employees, including the named executive officers, generally receive full vesting of options granted under HP common stock plans with a three-year post-retirement exercise period. Restricted stock continues to vest in accordance with its normal vesting schedule, subject to certain restrictions. Targeted cash amounts, if any, are paid at a prorated rate to participants in the LTPC Program, and bonuses, if any, under the PfR Plan are also paid at a prorated rate. In accordance with Section 409A of the Code, certain amounts payable upon retirement to named executive officers and other key employees will not be paid out for at least six months following termination of employment.

PENSION PLAN

        The following table shows the estimated annual pension benefits accrued through the end of fiscal 2006 and payable upon attainment of age 65 to HP employees in the United States under the Hewlett-Packard Company Retirement Plan (the "Retirement Plan") and the Hewlett-Packard Company Excess Benefit Retirement Plan (the "EBP").

Estimated Annual Benefits(1)(2)

	Years of Service
Highest Annual Average Pay Rate
	5	10	15	20	25	30
$400,000	$28,470	$56,939	$85,409	$113,879	$142,348	$170,818
500,000	35,970	71,939	107,909	143,879	179,848	215,818
600,000	43,470	86,939	130,409	173,879	217,348	260,818
700,000	50,970	101,939	152,909	203,879	254,848	305,818
800,000	58,470	116,939	175,409	233,879	292,348	350,818
900,000	65,970	131,939	197,909	263,879	329,848	395,818
1,000,000	73,470	146,939	220,409	293,879	367,348	440,818
1,100,000	80,970	161,939	242,909	323,879	404,848	485,818
1,200,000	88,470	176,939	265,409	353,879	442,348	530,818
1,300,000	95,970	191,939	287,909	383,879	479,848	575,818
1,400,000	103,470	206,939	310,409	413,879	517,348	620,818
1,500,000	110,970	221,939	332,909	443,879	554,848	665,818
1,600,000	118,470	236,939	355,409	473,879	592,348	710,818
1,700,000	125,970	251,939	377,909	503,879	629,848	755,818
1,800,000	133,470	266,939	400,409	533,879	667,348	800,818
1,900,000	140,970	281,939	422,909	563,879	704,848	845,818
2,000,000	148,470	296,939	445,409	593,879	742,348	890,818
2,100,000	155,970	311,939	467,909	623,879	779,848	935,818
2,200,000	163,470	326,939	490,409	653,879	817,348	980,818
2,300,000	170,970	341,939	512,909	683,879	854,848	1,025,818
2,400,000	178,470	356,939	535,409	713,879	892,348	1,070,818
2,500,000	185,970	371,939	557,909	743,879	929,848	1,115,818
2,600,000	193,470	386,939	580,409	773,879	967,348	1,160,818
2,700,000	200,970	401,939	602,909	803,879	1,004,848	1,205,818
2,800,000	208,470	416,939	625,409	833,879	1,042,348	1,250,818
2,900,000	215,970	431,939	647,909	863,879	1,079,848	1,295,818
3,000,000	223,470	446,939	670,409	893,879	1,117,348	1,340,818
3,100,000	230,970	461,939	692,909	923,879	1,154,848	1,385,818
3,200,000	238,470	476,939	715,409	953,879	1,192,348	1,430,818
3,300,000	245,970	491,939	737,909	983,879	1,229,848	1,475,818
3,400,000	253,470	506,939	760,409	1,013,879	1,267,348	1,520,818
3,500,000	260,970	521,939	782,909	1,043,879	1,304,848	1,565,818
3,600,000	268,470	536,939	805,409	1,073,879	1,342,348	1,610,818
3,700,000	275,970	551,939	827,909	1,103,879	1,379,848	1,655,818
3,800,000	283,470	566,939	850,409	1,133,879	1,417,348	1,700,818
3,900,000	290,970	581,939	872,909	1,163,879	1,454,848	1,745,818
4,000,000	298,470	596,939	895,409	1,193,879	1,492,348	1,790,818

(1)
Amounts exceeding $170,000 and $175,000 for the periods January 1, 2005 to December 31, 2005 and January 1, 2006 to December 31, 2006, respectively, would be paid from the EBP.

(2)
No more than $210,000 and $220,000 of cash compensation is taken into account in calculating benefits payable under the Retirement Plan for the periods January 1, 2005 to December 31, 2005 and January 1, 2006 to December 31, 2006, respectively.

        The Retirement Plan is a traditional defined benefit pension plan covering employees hired by HP before 2003. Benefits are earned based on years of service and highest average pay rate (as defined below), reduced by a portion of Social Security earnings. Messrs. Wayman, Joshi and Robison and Ms. Livermore were participants in the Retirement Plan during fiscal 2006.

        Benefits under the Retirement Plan are calculated using a participant's highest average pay rate (the "HAPR"), which is determined during the 20 consecutive fiscal quarters when pay is the highest. The HAPR for named executive officers includes base pay and bonuses paid under the PfR Plan, as reported in the Summary Compensation Table in columns (c) for salary and (d) for bonus.

        Up to 30 years of HP service are taken into account in calculating benefits under the Retirement Plan. As of October 31, 2006, Mr. Wayman, Mr. Joshi, Ms. Livermore and Mr. Robison were credited with 30 years, 26 years, 24 years and 3 years, respectively.

        For participants employed by HP before 1993, benefits are calculated under both the Retirement Plan and the Hewlett-Packard Company Deferred Profit Sharing Plan ("DPSP"). Benefits under the DPSP are based on contributions made by HP prior to 1993 on behalf of eligible participants, plus investment gains or losses. Together, the Retirement Plan and the DPSP constitute a "floor-offset arrangement" for periods prior to 1993. This type of arrangement provides a minimum guaranteed retirement benefit (the "floor"), offset by amounts held under the DPSP. If a participant's benefit under the DPSP exceeds his or her benefit from the Retirement Plan for years prior to 1993, no amounts are payable from the Retirement Plan with respect to that period of service. Due to the level of benefits paid under the Retirement Plan, as well as the generally favorable investment experience under the DPSP, most participants will receive only the DPSP benefit for periods prior to 1993. Messrs. Wayman and Joshi and Ms. Livermore participate in the DPSP.

        Benefits under the Retirement Plan may be taken in one of several different annuity forms, or in an actuarially-equivalent lump sum.

        Benefits not payable from the Retirement Plan and the DPSP due to IRS limits are paid from the non-qualified EBP, under which benefits are unfunded and unsecured. When an EBP participant terminates employment, an account is created for him or her in the amount not able to be paid from the Retirement Plan and/or the DPSP due to IRS limits. This account then is credited with investment earnings (gains and losses) according to the investment return under the DPSP, until such amounts are paid to the participant. The EBP was most recently amended effective January 1, 2006, to comply with Section 409A of the Code. Effective January 1, 2007, EBP accounts will be credited with investment earnings based upon the election by participants among the investment options offered under the HP 2005 Executive Deferred Compensation Plan. Under that plan, investment earnings are credited based on investment choices that are available to employees under the HP 401(k) Plan, and there is no formula which would result in above-market earnings or a preferential interest rate.

        The Hewlett-Packard Company Cash Account Pension Plan ("CAPP") covers HP employees hired after 2002; it is a cash balance pension plan that provides pension benefits determined by reference to a hypothetical account balance. "Pay Credits" equal to four percent of base pay are credited quarterly to this account with respect to each participant; in addition, "Interest Credits" are credited daily to each account. Interest Credits are credited at the rate equal to the one-year rate for Treasury securities plus one percent and are adjusted annually. Benefits under CAPP may be taken in one of several different annuity forms or in a lump sum equal to the hypothetical account balance.

        Participants in the CAPP who earn amounts in excess of the IRS limits receive Pay Credits and Interest Credits to a hypothetical account balance established for them under the HP Cash Account Restoration Plan ("CARP"), at the same rates as credited under the CAPP. Amounts under the CARP are unfunded and unsecured. Upon termination of employment, a CARP participant is paid his or her account balance in the form of a lump sum; no other optional forms are available. The CARP was amended on November 17, 2005, effective January 1, 2005, to comply with Section 409A of the Code.

        Mr. Hurd participates in the CAPP and the CARP, and, as of October 31, 2006, he had accrued a benefit which, if paid upon attainment of age 65 as a single life annuity, is estimated to be $737.94, annually.

        As announced in July 2005, HP made significant changes to its U.S. retirement plans effective January 1, 2006. Employees with fewer than 62 "points" (age plus service) as of December 31, 2005 ceased accruing benefits in the Retirement Plan and the CAPP. A participant who no longer earns benefits under the Retirement Plan or the CAPP likewise no longer earns any benefits under the HP supplemental pension plans, the EBP and the CARP. Messrs. Wayman and Joshi and Ms. Livermore had more than 62 points as of December 31, 2005 and therefore each continues to accrue benefits under the Retirement Plan and the EBP after 2005. Messrs. Hurd and Robison each had fewer than 62 points as of December 31, 2005, and therefore did not accrue any further pension benefits under the CAPP, the CARP, the Retirement Plan or the EBP after 2005.

REPORT OF THE HR AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        Compensation policies for HP executive officers are overseen by the HR and Compensation Committee of the Board of Directors (the "Committee"). Each Committee member is a non-employee independent director with significant experience in managing employee-related issues and making executive compensation decisions. During fiscal 2006, the Committee met eight times, including three executive sessions with Frederic W. Cook & Co., Inc., its independent advisor. Frederic W. Cook & Co., Inc. is retained by the Committee and reports directly to the Committee. The Committee also retains its own independent legal counsel. Neither the Committee's independent advisor nor its legal counsel does any other work for HP, and neither will do any other work for HP in the future without the prior consent of the chair of the Committee.

        The Committee provides strategic direction for HP's Total Rewards program for HP employees worldwide; determines the compensation and severance benefits for executive officers; reviews human resources programs, including leadership development, succession planning and diversity initiatives; and establishes compensation policies and practices for directors for service on the Board and its committees. The specific duties and responsibilities of the Committee are described under "Board Structure and Committee Composition—HR and Compensation Committee" beginning on page 13 and in the charter of the Committee, which is included as Appendix B hereto and also is available on HP's website at http://www.hp.com/investor/compensation_charter.

        The Committee has furnished the following report for fiscal 2006, which includes a discussion of HP's Total Rewards philosophy, including compensation and benefits for executive officers; CEO compensation; stock ownership guidelines for Section 16 Officers and HP's option-granting process.

        Overall, the vast majority of compensation for executives is at-risk, vested or earned over time and is tied directly to HP's long-term success as well as each executive's individual contributions. HP executives are compensated on an ongoing basis at levels competitive with individuals performing similar jobs at comparable companies and achieving similar results. This conclusion reflects the Committee's evaluation of comprehensive market data compiled by Mercer Human Resource Consulting, as well as input from the Committee's independent advisor.

HP's Total Rewards Program

        Compensation and benefits for employees at all levels of HP are determined in the context of HP's Total Rewards program. The tenets of this program are:

  •
  HP's success depends on rewarding talented employees who can achieve exceptional results

  •
  HP uses variable pay programs to reward strong and consistent company and individual performance

  •
  HP expects managers to differentiate rewards based on results

  •
  HP provides opportunities for employees to be stockholders

  •
  Total Rewards are competitive within relevant markets and can be differentiated by business, function and job classification

The elements of Total Rewards include (1) base pay; (2) variable pay; (3) rewards and recognition programs; (4) equity; and (5) benefits. The components of Total Rewards are depicted in the diagram below.

        Decision making regarding employee compensation at all levels of HP, including executive officers, is made within the framework of this Total Rewards philosophy. Specifically with respect to executive officers, the Committee hopes to achieve a Total Rewards package for HP executives that is closely tied to both individual and corporate performance, as well as aligned with the interests of stockholders.

        The components of Total Rewards are viewed holistically, but with a different emphasis on certain elements based on an employee's position and ability to impact HP results. At the executive officer level, HP's Total Rewards is structured so that more than two-thirds of targeted Total Rewards is "at risk" and variable depending upon HP's results. In contrast, a much smaller percentage of total compensation is at risk for most employees below the executive level.

        The programs that make up the Total Rewards components are reviewed from time to time, and adjustments may be made based upon both internal and external factors. The Committee provides direction to management when changes to the programs are being considered. The Committee considers overall competitiveness and peer group measures, among other factors, in providing guidance.

Identifying Peer Companies and Benchmarking Executive Compensation

        With input from management and its independent advisor, the Committee established a set of criteria to identify appropriate companies for executive pay and performance comparisons. Major objectives were emulating how institutional investors and their representatives would define such peers, avoiding self-selection, and providing continuity from year to year. Criteria used by the Committee were: (1) U.S. based companies from market sectors including information technology, industrials, telecommunications, and consumer staples where there generally are similar business and pay models; and (2) for those companies that meet the first criterion, those with a market capitalization of at least a $45 billion and at least $10 billion in annual revenue (generally the largest category covered by compensation surveys).

        The peer group that was selected includes the following information technology companies: Apple Inc., Cisco Systems, Inc., Dell Inc., Intel Corporation, International Business Machines Corporation, Microsoft Corporation, Motorola, Inc., and Oracle Corporation. It also includes the following companies from the other relevant industry sectors, as described above: Altria Group, Inc., AT&T Inc., The Boeing Company, General Electric Company, The Procter & Gamble Company, PepsiCo, Inc., Sprint Nextel Corporation, Texas Instruments Incorporated, United Technologies Corporation, United Parcel Service, Inc. and Verizon Communications, Inc.

Components of Total Rewards

Base Pay

        In general, base pay for each employee, including executive officers, is established based on the individual's job responsibilities, performance and experience; HP's overall budget for merit increases; and the competitive environment. Consistent with HP's philosophy of tying pay to business results, executive officers receive a relatively small percentage of their overall targeted compensation in the form of base pay.

        In fiscal 2006, HP provided a base pay increase to some of its employees, including executive officers, but in accordance with HP's philosophy of providing a strong link between pay and performance, the amount of any increase in base pay varied among employees based on their performance levels.

Variable Pay

        HP's Total Rewards program is designed to provide significant incentives for executive officers in the form of variable pay. Achievement of annual performance objectives by executive officers and other designated employees is rewarded under the HP 2005 Pay-for-Results Plan (the "PfR Plan"). Achievement of longer-term performance objectives by certain high-level employees, including executive officers, is rewarded under the Long-Term Performance Cash Program (the "LTPC Program"). Each program links compensation directly to HP's performance and encourages employees to make significant contributions toward HP's results.

  Pay-for-Results

        Short-term incentives are provided under the PfR Plan, which was approved by stockholders in 2006. The PfR Plan is designed to reward achievement of financial performance objectives during the fiscal year; it has two components, revenue and net profit, that are equally weighted. These components address both "top line" (revenue) and "bottom line" (net profit) corporate financial goals. Bonuses are paid only when performance goals are achieved; if threshold targets are not met, no amounts are paid under the PfR Plan. If targets are exceeded, payouts under the PfR Plan may be significant. Targets for fiscal 2006 performance were set by the Committee at its November 2005 meeting. For some executive officers, payouts were determined based solely upon business unit performance; for other executive officers, payouts were determined 50% on business unit performance and 50% on overall corporate performance. For corporate executive officers, payouts were determined 100% on overall corporate performance. For fiscal 2006, the targeted short-term bonus amount for executive officers generally ranged from 50% to 220% of base salary, and the maximum payout could not exceed 300% of the target amount. The Committee has structurally reduced the maximum payout from 300% to 250% of target for fiscal 2007.

  LTPC Program

        The LTPC Program, which the Committee approved in May 2003, is designed to drive value creation and operational results through its use of balance sheet and total stockholder return ("TSR") performance measures. A long-term incentive target amount is set for each participant in the LTPC Program. If periodic milestones relating to HP's cash flow from operations as a percentage of revenue are met, amounts are banked under the LTPC Program. At the end of the three-year performance period, a modifier approved at the beginning of the LTPC Program is applied to banked amounts held by then-current participants based on TSR relative to the TSR for the S&P 500 for the period. The TSR modifier is designed to limit payouts under the program if stockholders have not benefited during the period relative to overall S&P 500 performance. Conversely, where there has been a significant return to stockholders, LTCP Program participants may receive payouts at rates substantially above the market median at peer companies. In addition, the HR and Compensation Committee has the discretion to adjust awards in exceptional circumstances, including accelerating payouts or waiving forfeiture conditions.

        For the three-year performance period ending April 2006, the cash flow metric was achieved at target during the first 12 months; threshold performance was not achieved for the second 12-month period, resulting in no amounts being banked for that period; and targets were achieved for the final two six-month periods (May 2005 through October 2005 and November 2005 through April 2006). For the total three-year program period, TSR was approximately the 71st percentile of the S&P 500. Accordingly, the banked amounts were adjusted by applying a modifier based on HP's TSR relative to the TSR for the S&P 500, and a cash award was paid out for the three-year period ending April 30, 2006. Payouts to LTPC Program participants, including the named executive officers, were approved by the Committee at its May 2006 meeting. The amounts of such payouts to named executive officers in fiscal 2006 are reported in column (h) of the Summary Compensation Table beginning on page 34.

        Mr. Hurd's employment agreement provided for mid-plan entry into the LTPC Program's three-year cycles that began May 1, 2003 and May 1, 2004 and deemed the targets for his first full year of participation (May 1, 2005 through April 30, 2006) to have been met.

Equity Programs

        HP's equity programs are designed to encourage creation of long-term value for our stockholders, employee retention and stock ownership. The programs consist of stock option grants, the Share Ownership Plan (an employee stock purchase program), and restricted stock awards. Many of our employees participate in one or more equity programs, which we believe promote a long-term focus on results and align employee and stockholder interests. At the same time, the Committee has carefully considered the impact of equity expensing, actions taken by HP's peers to reduce the use of options, and HP's dilution and overhang levels, and made certain changes to HP's equity programs in order to strike an appropriate balance between promoting HP's cost competitiveness and maintaining employee incentives.

        Executive officers receive a relatively large proportion of their overall targeted compensation in the form of equity, in order to align interests of management and stockholders and promote a focus on long-term results. During the fiscal 2006 annual grant cycle, our executive officers received options and targeted long-term performance cash awards. Most fiscal 2006 stock option grants to executive officers were made under HP's 2000 Stock Plan and 2004 Stock Incentive Plan. Each such grant allows the executive officer to acquire shares of HP's common stock, subject to the completion of a four-year vesting period (25% vesting each year). These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have an eight-year term. For information on options granted to named executive officers during fiscal 2006, see "Option Grants in Last Fiscal Year" on page 37.

        From time to time, we also grant restricted stock to encourage retention and reward performance. In fiscal 2006, we authorized the grant of restricted stock (or restricted stock units in certain countries outside of the United States) to certain executive officers, including Messrs. Hurd, Joshi and Robison and Ms. Livermore, and other key employees on a case-by-case basis. In general, half of the restricted stock granted to executive officers vested in one year, and the remainder after three years, subject to continued employment. Ms. Livermore also received restricted stock grants that vest 100% after one year.

Benefits

        HP's global benefits philosophy for employees, including executive officers, is that benefits should provide employees protection from catastrophic events, should enable employees to plan for their futures, and should be competitive in local markets in order to attract and retain a high-quality workforce. The cost of providing benefits to employees has continued to increase in the U.S. due to factors such as rising healthcare costs.

        HP's executive officers receive health and welfare benefits under the same programs and subject to the same terms and conditions as are available to HP employees generally. In the U.S., this includes the standard range of health benefits, including medical, dental and vision benefits, as well as coverage for life insurance, disability, accidental death and disability.

        Likewise, HP's executive officers participate in HP's retirement programs on the same terms and conditions as are available to HP employees generally, including 401(k) eligibility for all U.S. employees, and pension coverage for certain grandfathered groups.

        In fiscal 2006, HP made a number of changes that will reduce both its U.S. pension and medical benefit costs relating to HP's executive officers as well as other employees. Effective December 31, 2005, U.S. employees with fewer than 62 age plus years of service points ceased accruing additional pension benefits. All U.S. employees were subject to these changes, including executive officers. In addition, HP implemented a cap on the extent to which it will subsidize retiree medical benefits for both current and future retirees.

        In connection with the 2006 pension benefit changes, HP increased the company matching contribution under the HP 401(k) Plan from 4% to 6% for U.S. employees who ceased accruing pension benefits. In addition, U.S. employees who ceased accruing pension benefits may receive a 6% matching contribution under the HP Executive Deferred Compensation Plan with respect to some compensation in excess of certain IRS limits that may not be contributed to the HP 401(k) Plan.

Perquisites

        While HP seeks to offer a level of perquisites sufficient to recruit and retain key executive talent, HP believes that setting appropriate levels of base and variable pay are of greater importance to motivating key talent and increasing stockholder return than any package of non-cash perquisites.

        HP's named executive officers are eligible to receive reimbursement for an annual physical exam and for up to $18,000 in financial counseling each year. Furthermore, the CEO and his direct reports (the "Executive Council") may use company aircraft for personal purposes, if available and approved by the CEO. Executive Council members are taxed on the value of this personal usage based on the standard industry fare level; the CEO (but not the Executive Council members) receives tax reimbursement for the first 25 hours of personal usage.

        As provided under his employment agreement, Mr. Hurd is provided security at his personal residence. The incremental cost to HP of providing these benefits to Mr. Hurd is reported in the Summary Compensation Table under "Other Annual Compensation."

Executive Officer Severance Plan

        During fiscal 2005, the Committee reduced the multiplier in effect under the HP Severance Plan for Senior Executives, which is described above under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In addition, the formula for the determination of payouts was changed so that payouts are a multiple of salary plus the average of the actual bonuses paid during the past three years, as opposed to targeted bonus amounts.

CEO Compensation

        Mr. Hurd's compensation is reviewed annually by the Committee based on overall performance, as well as in conjunction with competitive data to determine future targeted compensation. Factors considered in evaluating Mr. Hurd's performance include strategic leadership, financial performance, operational excellence, people development, management of external relationships and effectiveness in working with the Board. In reviewing Mr. Hurd's compensation this year, the Committee considered these factors, as well as his broad range of accomplishments during fiscal 2006, including establishment of strategic priorities and programs to deliver results, implementation of targeted cost reductions against industry benchmarks, completion of a significant number of acquisitions resulting in a sizable increase in incremental annual revenue, and a significant increase in cash flow from operations. Furthermore, Mr. Hurd has implemented a clear approach to strategy and execution across the organization, based on the strategic initiatives of growth, efficiency and capital.

        Since Mr. Hurd's appointment as HP's CEO was first reported in late March of 2005 through early January 2007, total HP stockholder return was 115% compared to S&P 500 performance of 24% during the same period.

        Consistent with HP's philosophy of providing a large percentage of targeted compensation for its executives in the form of variable compensation, Mr. Hurd received no increase in the amount of his base pay during fiscal 2006, but his target short-term bonus under the PfR Plan was increased during fiscal 2006 from 200% to 220% of base pay. In addition, Mr. Hurd received amounts under the PfR Plan consistent with achievement of performance in excess of target. Mr. Hurd's long-term incentive payout was also in accordance with achievement of significant financial metrics. Because of the significant performance achievements, neither the PfR payment nor the long-term performance payment to Mr. Hurd required adjustment to satisfy the minimums guaranteed under his employment agreement.

        Based on HP's achievement of significant financial and restructuring goals during fiscal 2006, Mr. Hurd's role in leading HP to these strong financial results, and Mr. Hurd's attainment of non-financial performance goals, the Committee believes that the Mr. Hurd's compensation is appropriate relative to HP's performance, as well as in comparison to external market data.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, generally limits to $1 million the deductibility of compensation paid by a public company to any employee who is the CEO or one of the four other most highly compensated officers as of the last day of the fiscal year in which the compensation is paid. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Committee considers the impact of this rule when developing and implementing HP's executive compensation programs. While many of HP's Total Rewards Programs are designed so that compensation paid under them can qualify for an exemption from the limitation on deductible compensation, HP believes that it is important to preserve flexibility in administering compensation programs. Accordingly, HP has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and amounts paid under any of HP's compensation programs may be determined not to so qualify.

Stock Ownership Guidelines

        HP's stock ownership guidelines are designed to increase executives' equity stakes in HP and to align executives' interests more closely with those of stockholders. The guidelines provide that within five years of appointment as CEO, the CEO should attain an investment position in HP's stock equal to five times his base salary and all other Executive Council members should attain an investment position equal to three times their base salary. Shares counted toward these guidelines include any shares held by the executive directly or through a broker; shares held through the HP 401(k) Plan; restricted stock; and vested but unexercised stock options (50% of the in-the-money value of such options is used for the calculation).

        The Committee has reviewed the stock ownership of each of HP's executive officers. All executive officers with five years of service have met the foregoing stock ownership guidelines.

Policy Regarding Recoupment of Bonus Amounts in the Event of a Restatement of Earnings or Similar Event

        The HP Board of Directors adopted a policy that permits the Board to recoup bonuses from senior executives whose fraud or misconduct resulted in a financial restatement. This policy allows for the recovery of bonuses in certain circumstances, while allowing HP to honor its existing contractual commitments, and would supplement any recoupment required by the Sarbanes-Oxley Act of 2002. This policy is as follows:

  In the event of a significant restatement of financial results, our Board will review all bonuses that were made to senior executives on the basis of having met or exceeded specific performance targets for performance periods beginning after December 31, 2005 which occur during the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of our company all such bonuses to senior executives whose fraud or misconduct resulted in such restatement, as determined by the Board. For purposes of this policy, the term "senior executives" means executive officers for purposes of the Securities Exchange Act of 1934, as amended, and the term "bonuses" means bonuses and awards under the Pay-for-Results Program and the Long-Term Performance Cash Program.

Option Granting Process

        Stock options are part of the Total Rewards Program for many HP employees, and options are typically granted in January of each year in connection with the annual performance appraisal cycle. Grant approval occurs either at a regularly-scheduled Committee meeting or by unanimous written consent of the Committee. Grants to executive officers are made at the same time as grants are made to all other eligible employees. The timing of grants is not coordinated with the release of material non-public information. For grants made during fiscal 2006 all grants were made at fair market value, defined as the average of the high and low trading price of HP common stock on the date of grant. During fiscal 2007, HP's plans will be amended to define fair market value as the closing market price of HP common stock on the date of the grant.

        In addition to grants made each year in connection with the annual performance appraisal cycle, options grants are made during the year to newly-hired employees as part of the in-hire package, as well as to existing employees for purposes of retention or in recognition of special achievements. In order to address the need to grant options at other times of year, the Committee has delegated authority to the HP Plan Committee to make grants to employees other than Section 16 officers, subject to certain guidelines and an overall share limitation. The Plan Committee is authorized to identify the award recipient and the number of shares subject to the option grant; the Committee sets all other terms of the awards. The members of Plan Committee are the following officers of HP: the Executive Vice President of Human Resources and Workforce Development, the General Counsel, the Treasurer and the Controller. Plan Committee members serve at the pleasure of the Committee. The Plan Committee meets quarterly in person and takes action by the unanimous written consent on a monthly basis. All grants are made at fair market value, currently defined as the average of the high and the low trading price of HP common stock, on the day that the last Plan Committee member signs the consent. In addition to duties associated with option grants, the Plan Committee's responsibilities include administration of HP's equity plans and non-equity plans, such as approving amendments to HP's qualified retirement plans and hearing retirement plan appeals.

        The undersigned members of the HR and Compensation Committee have submitted this Report to the Board of Directors and approved its inclusion in HP's 2007 proxy statement.

HR AND COMPENSATION COMMITTEE

Lawrence T. Babbio, Jr., Chair
John H. Hammergren
Lucille S. Salhany

STOCK PERFORMANCE GRAPHS

        The graphs below show the cumulative total stockholder return assuming the investment of $100 on the date specified for each graph (and the reinvestment of dividends thereafter) in each of HP common stock, the S&P 500 Index, the S&P 500 Information Technology Index and HP's current and former peer groups(1).

FIVE-YEAR CUMULATIVE RETURN*
(Investment of $100 on October 31, 2001)

ONE-YEAR CUMULATIVE RETURN**
(Investment of $100 on October 31, 2005)

*
$100 invested on 10/31/01 in stock or index including reinvestment of dividends. Fiscal year ending October 31.

**
$100 invested on 10/31/05 in stock or index including reinvestment of dividends. Fiscal year ending October 31.

(1)
The current stock performance graph peer group is composed of large companies that we compete with on a worldwide basis as follows: Accenture Ltd., Apple Inc., Dell Inc., Electronic Data Systems Corporation, EMC Corporation, Gateway, Inc., International Business Machines Corporation, Lexmark International Group Inc., Sun Microsystems, Inc. and Xerox Corporation. The same companies except Accenture were included in the performance graph peer group previously used by HP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee has appointed Ernst & Young LLP as HP's independent registered public accounting firm for the fiscal year ending October 31, 2007. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting pursuant to Proposal No. 2. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

        The following table shows the fees paid or accrued (in millions) by HP for audit and other services provided by Ernst & Young LLP for fiscal 2006 and 2005.

	2006	2005
Audit Fees(1)	$23.9	$25.4
Audit-Related Fees(2)	7.5	7.9
Tax Fees(3)	4.8	6.1
All Other Fees(4)	—	—

Total	$36.2	$39.4

        The Audit Committee has approved all of the fees above.

        The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by HP's independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $250,000, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Fiscal 2006 and fiscal 2005 audit fees include $5.0 million and $6.8 million, respectively, in fees for assurance services provided in connection with the assessment and testing of internal controls in connection with Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404").

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services. For both fiscal 2006 and fiscal 2005, Section 404 consulting fees included herein were $0.5 million.

(3)
For fiscal 2006 and 2005, tax fees included tax compliance fees of $1.0 million and $1.1 million, respectively, and tax advice and tax planning fees of $3.8 million and $5.0 million, respectively. For fiscal 2006 and 2005, tax advice and tax planning fees included expatriate tax services fees of $0.01 million and $0.02 million, respectively.

(4)
HP did not engage Ernst & Young LLP for any other services in fiscal 2006 and 2005.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of HP's internal audit function and independent registered public accounting firm, risk assessment and risk management, oversight of investments and assets for pension plans, oversight of treasury matters, oversight of loan and debt activities, review of HP Financial Services capitalization, review of activities of Investor Relations, and oversight of cost and funding of equity compensation plans and benefit programs. The Audit Committee manages HP's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

        HP's management is primarily responsible for HP's internal control and financial reporting process. HP's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles, the effectiveness of HP's internal control over financial reporting and management's assessment of the internal control over financial reporting. The Audit Committee monitors HP's financial reporting process and reports to the Board on its findings.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees") and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2006, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Robert L. Ryan, Chair Sari M. Baldauf Lucille S. Salhany G. Kennedy Thompson

January 17, 2007

APPENDIX A

Hewlett-Packard Company Board of Directors
Audit Committee Charter

        I.    Purpose and Authority

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is:

          1.     To assist the Board in fulfilling its responsibilities for generally overseeing: (a) HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, (b) HP's compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, (d) the performance of HP's internal audit function and independent registered public accounting firm, and (e) risk assessment and risk management;

          2.     To prepare the report required by the proxy rules of the U.S. Securities and Exchange Commission (the "SEC") to be included in HP's annual proxy statement;

          3.     To oversee the finance and investment functions of HP; and

          4.     To perform such other duties and responsibilities as are enumerated in and consistent with this charter.

        II.    Membership

          1.  Membership and Appointment.  The Committee will consist of at least three directors whom the Board appoints and such number of additional directors as the Board deems appropriate and appoints.

          2.  Qualifications; Independence.  Each director on the Committee will have such qualifications as the Board determines. In addition, each director on the Committee will be independent within the meaning of applicable laws or listing standards, and will meet applicable listing standard financial literacy requirements, each as the Board determines. Finally, at least one director on the Committee will be an "audit committee financial expert," as determined by the Board in accordance with SEC rules. In addition, no director on the Committee may have participated in the preparation of the financial statements of HP or any of HP's current subsidiaries at any time during the past three years.

          3.  Removal.  The entire Committee or any individual director on the Committee may be removed with or without cause by the affirmative vote of a majority of the Board upon the recommendation of the Nominating and Governance Committee.

          4.  Chairman.  The Board may designate a Chairman of the Committee (the "Chairman"). In the absence of such designation, the Committee may designate the Chairman by majority vote of the Committee. From time to time the Chairman may establish such other rules as are necessary and proper for the conduct of the business of the Committee.

        III.    Procedures

          1.  Number of Meetings.  The Committee will convene at least six times each year, with additional meetings as appropriate.

          2.  Agenda.  The Chairman will establish the agenda, with input from management and other directors on the Committee and the Board as appropriate.

          3.  Executive and Private Sessions.  The Committee will meet regularly in separate executive sessions at which only Committee members are present and in private sessions with each of management, the internal auditors and the independent registered public accounting firm.

          4.  Delegation of Authority.

            a.     The Committee may create a subcommittee of the Committee consisting of one or more directors on the Committee and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards.

            b.     The Committee may delegate any of its duties and responsibilities to one or more directors on the Committee, another director or other persons, unless otherwise prohibited by applicable laws or listing standards.

            c.     Any subcommittee, director or other person will provide a written or oral report to the Committee regarding any activities undertaken pursuant to such delegation.

            d.     The Committee may terminate any such subcommittee and revoke any such delegation at any time.

          5.  Authority to Retain Advisors.  In the course of its duties, the Committee will have sole authority, at HP's expense, to engage and terminate consultants or advisors, as the Committee deems advisable, including the sole authority to approve the consultant or advisor's fees and other retention terms.

          6.  Charter Review.  The Committee annually will review and reassess the adequacy of this charter and will submit any recommended changes to the charter to Nominating and Governance Committee and the Board for approval.

          7.  Performance Review.  The Committee annually will undertake an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this charter, and will report the results of such evaluation to the Nominating and Governance Committee and the Board.

          8.  Reporting to the Board.  The Committee will report regularly to the Board with respect to the Committee's activities.

          9.  Open Access.  The Committee will be given open access to HP's internal auditors, Board Chairman, HP executives and independent registered public accounting firm, as well as HP's books, records, facilities and other personnel.

        IV.    Responsibilities

        The following responsibilities of the Committee are set forth as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable laws and listing standards.

          1.  Independent Registered Public Accounting Firm.  The Committee will appoint, evaluate and compensate the independent registered public accounting firm, which will report directly to the Committee, and oversee the rotation of the independent registered public accounting firm's lead audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years, with applicable time-out periods, in accordance with SEC regulations. The Committee will determine whether to retain or, if appropriate, terminate the independent registered public accounting firm. The Committee is responsible for recommending the independent registered public accounting firm for approval by the shareholders, if appropriate.

          2.  Audit and Non-Audit Services and Fees.  The Committee will review and approve in advance the scope of the fiscal year's independent audit and the audit fees, establish policies for the independent registered public accounting firm's activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and associated fees, and monitor the usage of and fees paid to the independent registered public accounting firm. The Committee may delegate to the Chairman the authority, within agreed limits, to pre-approve audit-related and non-audit services not prohibited by law to be performed by the independent registered public accounting firm. The Chairman will report any decisions to pre-approve such services to the full Committee at its next meeting.

          3.  Relationships with Independent Registered Public Accounting Firm.  The Committee will review and discuss with the independent registered public accounting firm its annual written statement delineating all relationships or services between the independent registered public accounting firm and HP, or any other relationships or services that may impact its objectivity and independence.

          4.  Hiring Polices.  The Committee will set clear hiring policies for employees or former employees of the independent registered public accounting firm, and monitor compliance with such policies.

          5.  Annual Audited and Quarterly Financial Statements; Other Matters.  The Committee will:

            a.     Meet to review and discuss with management and the independent registered public accounting firm HP's annual audited and quarterly financial statements, including HP's disclosures in "Management's Discussion and Analysis of Financial Condition and Results of Operations;" and

            b.     Review with management and the independent registered public accounting firm:

              i.      the results of the independent registered public accounting firm's audit and the independent registered public accounting firm's opinion on the annual financial statements;

              ii.     analyses prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

              iii.    the independent registered public accounting firm's judgments on the quality, not just the acceptability, and consistent application of HP's accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

              iv.    major issues regarding accounting principles and financial statement presentations, including changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions;

              v.     the effectiveness and adequacy of HP's internal auditing; and

              vi     any disagreements between management and the independent registered public accounting firm, about matters that individually or in the aggregate could be significant to HP's financial statements or the independent registered public accounting firm's report, and any serious difficulties the independent registered public accounting firm encountered in dealing with management related to the performance of the audit and management's response.

          6.  Inclusion of Audited Financial Statements in 10-K.  The Committee will recommend to the Board whether the audited financial statements should be included in HP's Annual Report on Form 10-K.

          7.  Regulatory and Accounting Initiatives and Off-Balance Sheet Structures.  The Committee will review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on HP's financial statements.

          8.  Earnings Press Releases, Corporate Policies and Earnings Guidance.  The Committee will review and discuss earnings press releases (paying particular attention to the use of "pro forma," or

  "adjusted" non-GAAP information), as well as corporate policies with respect to financial information and earnings guidance provided to analysts and ratings agencies.

          9.  Report from Independent Registered Public Accounting Firm.  At least annually, the Committee will obtain from and review a report by the independent registered public accounting firm describing (a) the independent registered public accounting firm's internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent registered public accounting firm, and any steps taken to deal with any such issues.

          10.  Disclosure Controls and Procedures.  The Committee will review the adequacy and effectiveness of HP's disclosure controls and procedures.

          11.  Internal Controls.  The Committee will review the adequacy and effectiveness of HP's internal controls, including any significant deficiencies in such controls and significant changes or material weaknesses in such controls reported by the independent registered public accounting firm, the internal auditors or management and any special audit steps adopted in light of material control deficiencies, and any fraud, whether or not material, that involves management or other HP employees who have a significant role in such controls.

          12.  Information Security.  The Committee will review the adequacy and effectiveness of HP's information security policies and the internal controls regarding information security.

          13.  Internal Audit.  The Committee will review the overall scope, qualifications, resources, activities, reports, organizational structure and effectiveness of the internal audit function.

          14.  Director of Internal Audit.  The Committee will approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

          15.  Compliance.  The Committee will oversee HP's compliance programs with respect to legal and regulatory requirements, and review with management and the Director of Internal Audit the results of their review of compliance with applicable laws, regulations and listing standards, HP's Standards of Business Conduct and internal audit reports.

          16.  Complaints and Submissions.  The Committee will oversee procedures established for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by HP's employees of concerns regarding questionable accounting or auditing matters and compliance with the Standards of Business Conduct.

          17.  Attorneys' Reports.  The Committee will receive and, if appropriate, respond to attorneys' reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S. or state law.

          18.  Risks.  The Committee will review and assess risks facing HP and management's approach to addressing these risks, including significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on HP's financial statements.

          19.  Regulatory Investigations.  The Committee will review the results of significant investigations, examinations or reviews performed by regulatory authorities and management's response.

          20.  Related Party Transactions.  The Committee will review and approve all "related party transactions," as defined in applicable SEC rules.

          21.  Investigations.  The Committee will conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

          22.  Investments.  The Committee will review the activities of the Investment Review Committee.

          23.  Treasury Matters.  The Committee will review or oversee significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuance and repurchase, capital spending, and risk management identification and coverage.

          24.  Loans and Obligations.  The Committee will oversee HP's loans, loan guarantees of third party debt and obligations and outsourcings.

          25.  HP Financial Services.  The Committee will review HP Financial Services' capitalization and operations, including residual and credit management, risk concentration, and return on invested capital (ROIC).

          26.  Investor Relations.  The Committee will review the activities of Investor Relations.

          27.  Coordination with HR and Compensation Committee.  The Committee will coordinate, as appropriate, with the HR and Compensation Committee regarding the cost, funding and financial impact of equity compensation and benefits.

APPENDIX B

Hewlett-Packard Company Board of Directors
HR and Compensation Committee Charter

        I.    Purpose

        The purpose of the HR and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is:

          1.     To discharge the responsibilities of the Board relating to compensation of HP's executives and directors;

          2.     To prepare the report required by the proxy rules of the U.S. Securities and Exchange Commission (the "SEC") to be included in HP's annual proxy statement;

          3.     To provide general oversight of HP's compensation structure including equity compensation plans and benefits programs;

          4.     To review and provide guidance on HP's HR programs such as its global workforce programs, talent review and leadership development and best place to work initiatives; and

          5.     To perform such other duties and responsibilities as are enumerated in and consistent with this charter.

        II.    Membership

          1.  Membership and Appointment.  The Committee will consist of three directors, or such greater number of directors as the Board appoints.

          2.  Qualifications; Independence.  Each director on the Committee will have such qualifications as the Board determines. In addition, each director on the Committee will be independent within the meaning of applicable laws or listing standards, as the Board determines. In addition, members of the Committee will qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

          3.  Removal.  The entire Committee or any individual director on the Committee may be removed with or without cause by the affirmative vote of a majority of the Board upon the recommendation of the Nominating and Governance Committee.

          4.  Chairman.  The Board may designate a Chairman of the Committee (the "Chairman"). In the absence of such designation, the Committee may designate the Chairman by majority vote of the Committee. From time to time the Chairman may establish such other rules as are necessary and proper for the conduct of the business of the Committee.

        III.    Procedures

          1.  Number of Meetings.  The Committee will convene at least four times each year, with additional meetings as appropriate.

          2.  Agenda.  The Chairman will establish the agenda, with input from management, staff and other directors on the Committee and the Board as appropriate.

          3.  Executive Sessions.  As appropriate, the Committee may meet in executive sessions.

          4.  Delegation of Authority.

            a.     The Committee may create a subcommittee of the Committee consisting of one or more directors on the Committee and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards.

            b.     The Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to one or more directors on the Committee, another director or other persons, unless otherwise prohibited by applicable laws or listing standards.

            c.     Any subcommittee, director or other person will provide a written or oral report to the Committee regarding any activities undertaken pursuant to such delegation.

            d.     The Committee may terminate any such subcommittee and revoke any such delegation at any time.

          5.  Authority to Retain Advisors.  In the course of its duties, the Committee will have sole authority, at HP's expense, to engage and terminate outside compensation consultants, counsel, and other experts and advisors as the Committee deems advisable, with respect to the evaluation of director, Chief Executive Officer ("CEO") or executive compensation or other matters, including the sole authority to approve the consultant or advisor's fees and other retention terms.

          6.  Charter Review.  The Committee annually will review and reassess the adequacy of this charter and will submit any recommended changes to the charter to the Nominating and Governance Committee and the Board for approval.

          7.  Performance Review.  The Committee annually will undertake an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this charter, and will report the results of such evaluation to the Nominating and Governance Committee and the Board.

          8.  Reporting to the Board.  The Committee will report regularly to the Board with respect to the Committee's activities. As a matter of practice, the Committee expects to discuss with the Board significant matters, such as material changes to executive officer (within the meaning of Section 16 of the 1934 Act, as amended ("Section 16 Executive Officer")) compensation and severance arrangements, and other significant matters.

        IV.    Responsibilities

        The following responsibilities of the Committee are set forth as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable laws and listing standards.

          1.  Evaluate Human Resources and Compensation Strategies.  The Committee will oversee and evaluate HP's overall human resources and compensation structure, policies and programs, and assess whether these establish appropriate incentives and leadership development opportunities for management and other employees. The Committee will oversee HP's total rewards program in order to attract and retain key talent and promote HP's best place to work initiative.

          2.  Oversee Executive Succession Planning and Leadership Development.  The Committee will review senior management selection and oversee executive succession planning. As part of this process, the Committee will review the leadership development process for senior management positions. The Committee also will review compensation, incentive and other programs to promote such development.

          3.  Conduct Executive Performance Review and Set Executive Compensation.  The Committee will review and approve corporate goals and objectives relevant to the compensation of the CEO of HP,

  evaluate the performance of the CEO in light of those goals and objectives and approve the CEO's annual compensation level, including salary, bonus, stock options, other stock incentive awards and long-term cash incentive awards, based on this evaluation. The Committee will also review and approve the annual compensation levels of other Section 16 Executive Officers, including salaries, bonuses, stock options, other stock incentive awards and long-term cash incentive awards, and evaluate the performance of the other Section 16 Executive Officers. In addition, the Committee, in its discretion, may review and act upon management proposals to designate key employees to receive stock options and stock or other bonuses.

          4.  Approve Severance Arrangements and Other Applicable Agreements.  The Committee will review and approve severance arrangements for the CEO and other Section 16 Executive Officers, including change-in-control provisions, plans or agreements, and, to the extent that any such agreements are entered into, employment agreements for the CEO and other Section 16 Executive Officers.

          5.  External Reporting of Compensation Matters.  The Committee will prepare the report required by the proxy rules of the SEC to be included in HP's annual proxy statement.

          6.  Oversight of Equity-Based and Incentive Compensation Plans.  The Committee will supervise and administer HP's incentive compensation and equity-based plans and may approve, amend, modify, interpret or ratify the terms of, or terminate, any such plan to the extent that such action does not require shareholder approval; make recommendations to the Board with respect to incentive-compensation plans and equity-based plans as appropriate; provide for accelerated vesting of options, foreign stock appreciation rights ("FSARs"), stock appreciation rights ("SARs") and restricted stock and units, and determine the post-termination exercise periods for such awards, in connection with divestitures or otherwise; and delegate certain of such functions to the extent set forth herein.

          7.  Oversight of Employee Benefit Plans.  The Committee will monitor the effectiveness of non-equity based benefit plan offerings, in particular benefit plan offerings and perquisites pertaining to Section 16 Executive Officers, and approve any material new employee benefit plan or change to an existing plan that creates a material financial commitment by HP. In its discretion, the Committee may otherwise approve, amend, modify, ratify or interpret the terms of, or terminate, any non-equity based benefit plan or delegate such authority to the extent set forth herein.

          8.  Monitor Workforce Management Programs.  The Committee will monitor the effectiveness of workforce management programs that are global in scope, including global restructuring programs. The Committee also will periodically review reports in order to monitor workforce diversity and equal employment opportunity issues.

          9.  Set Director Compensation.  The Committee will establish compensation policies and practices for directors for service on the Board and its committees. The Committee will recommend to the Board and regularly review the appropriate level of director compensation.

          10.  Monitor Director and Executive Stock Ownership.  The Committee will develop and monitor compliance by Section 16 Executive Officers and directors with HP's stock ownership guidelines and periodically review such guidelines.

APPENDIX C

Hewlett-Packard Company Board of Directors
Nominating and Governance Committee Charter

        I.    Purpose

        The purpose of the Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is:

          1.     To recommend to the Board candidates to be nominated for election as directors by shareholders at HP's annual meeting, consistent with the operating requirements of HP and other considerations the Committee deems appropriate, as approved by the Board;

          2.     To develop HP's Corporate Governance Guidelines for approval by the Board, and to review regularly and recommend updates to the Corporate Governance Guidelines, as appropriate;

          3.     To oversee the organization of the Board to discharge the Board's duties and responsibilities properly and effectively, including the annual evaluation of the Board and its committees;

          4.     To see that proper attention is given, and effective responses are made, to shareholder concerns regarding corporate governance; and

          5.     To perform such other duties and responsibilities as are enumerated in and consistent with this charter.

        II.    Membership

          1.  Membership and Appointment.  The Committee consists of such number of directors as the Board appoints.

          2.  Qualifications; Independence.  Each director on the Committee will have such qualifications as the Board determines. In addition, each director on the Committee must be independent within the meaning of applicable laws or listing standards, as the Board determines.

          3.  Removal.  The entire Committee or any individual director on the Committee may be removed from office with or without cause by the affirmative vote of a majority of the Board.

          4.  Chairman.  The Board may designate a Chairman of the Committee. In the absence of such designation, the Committee may designate the Chairman of the Committee by majority vote of the Committee. From time to time, the Chairman of the Committee may establish such other rules as are necessary and proper for the conduct of the business of the Committee.

        III.    Procedures

          1.  Number of Meetings.  The Committee convenes at least four times each year, with additional meetings as appropriate.

          2.  Agenda.  The Chairman of the Committee establishes its agenda, with input from management, staff, the lead independent director and other directors on the Committee and the Board as appropriate.

          3.  Executive Sessions.  As appropriate, the Committee may meet in executive sessions.

          4.  Delegation of Authority.

            a.     The Committee may create a subcommittee of the Committee consisting of one or more directors on the Committee and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards.

            b.     The Committee may delegate any of its duties and responsibilities to one or more directors on the Committee, another director or other persons, unless otherwise prohibited by applicable laws or listing standards.

            c.     Any subcommittee, director or other person will provide a written or oral report to the Committee regarding any activities undertaken pursuant to such delegation.

            d.     The Committee may terminate any such subcommittee and revoke any such delegation at any time.

          5.  Authority to Retain Advisors.  In the course of its duties, the Committee has sole authority, at HP's expense, to engage and terminate consultants or search firms, as the Committee deems advisable, to identify director candidates, including the sole authority to approve the consultant or search firm's fees and other retention terms. The Committee also has the sole authority, at HP's expense, to engage and terminate other advisors as the Committee deems appropriate to carry out its duties, including the sole authority to approve such other advisor's fees and any other retention terms.

          6.  Charter Review.  The Committee annually reviews and reassesses the adequacy of this charter and submits any recommended changes to the charter to the Board for approval.

          7.  Performance Review.  The Committee annually undertakes an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this charter, and reports the results of such evaluation to the Board.

          8.  Reporting to the Board.  The Committee reports regularly to the Board with respect to the Committee's activities.

        IV.    Roles and Responsibilities

          1.  Board and Committee Composition.  The Committee has the following responsibilities related to the composition of the Board and committees of the Board:

            a.     Annually, with input from the Chief Executive Officer and the Chairman of the Board (the "CEO/Chairman"), the Committee assesses the size and composition of the Board in light of the operating requirements of HP and other considerations the Committee deems appropriate, as approved by the Board, and makes recommendations to the Board with respect to candidates for election as directors by shareholders at HP's annual meeting.

            b.     The Committee works with the CEO/Chairman in identifying and recruiting new directors and considers candidates proposed by shareholders as part of this process.

            c.     The Committee recommends to the Board the assignment of directors to committees of the Board to ensure that committee membership complies with the requirements of applicable laws and listing standards. Such recommendations take into account the experience, availability and preferences of the directors, as well as input from the lead independent director and the CEO/Chairman.

            d.     The Committee conducts a preliminary review of director independence and the financial literacy and expertise of Audit Committee members and nominees who may be asked to serve on the Audit Committee, and makes recommendations to the Board relating to such matters.

            e.     With input from the CEO/Chairman, the Committee is responsible for and oversees the orientation program HP provides to new directors and makes recommendations regarding continuing education programs for directors, which may relate to corporate governance, trends in HP's industries or other appropriate topics.

          2.  Corporate Governance Principles.  The Committee is responsible for establishing and reviewing HP's corporate governance principles, including Corporate Governance Guidelines and related policies, taking into account best practices. The Committee will regularly review and make recommendations, as appropriate, to update the Corporate Governance Guidelines and related policies.

          3.  Charter Documents and Charters for Committees of the Board.  The Committee reviews proposed changes to HP's Certificate of Incorporation and Bylaws, and charters of the committees of the Board, and makes recommendations for any changes to the Board.

          4.  Shareholder Rights Issues.  The Committee assesses and makes recommendations to the Board regarding shareholder rights plans and other shareholder protections, as appropriate.

          5.  Outside Directorships.  The Committee reviews and approves, as appropriate, any requests from Section 16 executive officers, as defined in the Securities Exchange Act of 1934, as amended ("Section 16 Executive Officers"), to stand for election to any outside for-profit boards of directors.

          6.  Shareholder Proposals.  The Committee reviews shareholder proposals in conjunction with the CEO/Chairman and recommends Board responses.

          7.  Board, Committee and Management Evaluations.  The Committee oversees the annual self-evaluation of the Board and its committees. The Committee also ensures that an annual evaluation of the CEO is conducted by the lead independent director, in conjunction with the HR and Compensation Committee, with input from all Board members. The Committee also evaluates senior management in coordination with the HR and Compensation Committee.

          8.  Requests for Permissive Indemnification.  The Committee reviews claims for permissive indemnification under Article VI of HP's Bylaws, provided that the Committee may delegate to such employee or employees of HP as it deems appropriate such claims that:

            a.     are in the ordinary course of business,

            b.     do not involve a material financial commitment by HP, and

            c.     do not involve Section 16 Executive Officers or directors.

          Such employee or employees will report to the Committee on any activities pursuant to such delegation.

          9.  General.  The Committee performs such other duties and carry out such responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING

Check-in begins: 12:30 p.m.	Meeting begins: 2:00 p.m.
•
HP stockholders, including joint holders, as of the close of business on January 16, 2007 are entitled to attend the annual meeting on March 14, 2007

•
All stockholders and their proxies should be prepared to present photo identification for admission to the meeting

•
If you are a record holder or a participant in the HP 401(k) Plan or the Share Ownership Plan, your share ownership will be verified against a list of record holders or plan participants as of the record date prior to your being admitted to the annual meeting

•
If you are a street name holder (i.e., you hold your shares through a broker, trustee or nominee), you will be asked to present proof of beneficial ownership of HP shares as of the record date, such as your most recent brokerage statement prior to January 16, 2007, a copy of your voting instruction card or other evidence of ownership

•
Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on January 16, 2007

•
Failure to present identification or otherwise comply with the above procedures will result in exclusion from the annual meeting

•
Please allow ample time for check-in

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!
PLEASE RETURN YOUR PROXY CARD OR VOTING INSTRUCTION
CARD FOR THE ANNUAL MEETING TODAY

•
Directions to:

Hyatt Regency Santa Clara
5101 Great America Parkway, Santa Clara, California, USA +1 408 200 1234
http://santaclara.hyatt.com

From San Francisco International Airport (approximately 30 miles):

Take Highway 101 South to Great America Parkway. Turn left onto Great America Parkway. The hotel is located on the right at the corner of Tasman Drive and Great America Parkway.

From Norman Y. Mineta San Jose International Airport (approximately 5 miles):

Turn left onto Airport Boulevard, and then turn left again onto Highway 87 North (Guadalupe Parkway). Follow the signs to Highway 101 North. Take Highway 101 North to the Great America Parkway exit. Turn right onto Great America Parkway. The hotel is located on the right at the corner of Tasman Drive and Great America Parkway.

From the North on Highway 101 (San Francisco):

Take Highway 101 South to Great America Parkway. Turn left onto Great America Parkway. The hotel is located on the right at the corner of Tasman Drive and Great America Parkway.

From the North on Interstate 880 (Oakland/Hayward/Fremont):

Take I-880 South to Highway 237 West towards Mountain View. Take Highway 237 West to the Great America Parkway exit. Turn left onto Great America Parkway. The hotel is located at the corner of Tasman Drive and Great America Parkway.

From the South:

Take Highway 101 North and exit at Great America Parkway. Turn right onto Great America Parkway. The hotel is located on the corner of Tasman Drive and Great America Parkway.

From the East (Sacramento):

Take I-80 West toward San Francisco. Take I-680 South toward San Jose. Take the Mission Boulevard West exit towards I-880. Turn right onto Mission Boulevard and then merge onto I-880 South toward San Jose. Take I-880 South to Highway 237 West towards Mountain View. Take Highway 237 West to the Great America Parkway exit. Turn left onto Great America Parkway. The hotel is located at the corner of Tasman Drive and Great America Parkway.

4AA0-8602 ENW

HEWLETT-PACKARD COMPANY

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

\/ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED \/

PROXY

HEWLETT-PACKARD COMPANY

ANNUAL MEETING OF STOCKHOLDERS—MARCH 14, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark V. Hurd and Charles N. Charnas, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett-Packard Company held of record or in an applicable plan by the undersigned at the close of business on January 16, 2007, at the Annual Meeting of Stockholders to be held at the Hyatt Regency Santa Clara, 5101 Great America Parkway, Santa Clara, California, at 2:00 p.m., local time, on Wednesday, March 14, 2007, or any postponement or adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in proposal 1, for proposal 2 and against proposals 3, 4, 5 and 6. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett-Packard Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on March 11, 2007 in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT—THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

HEWLETT-PACKARD COMPANY

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Hewlett-Packard Company common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE 2007 PROXY STATEMENT AND ACCOMPANYING MATERIALS
AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-209-1711, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1340. Please follow the simple instructions.

OR

2.
Vote by Internet—Access https://www.proxyvotenow.com/hpq, and follow the simple instructions. Please note you must type an "s" after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign and date the proxy card, and return it in the envelope provided or mail it to Hewlett-Packard Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

\/ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED \/

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSAL 2, AND AGAINST PROPOSALS 3, 4, 5 AND 6.

1.	Election of directors:
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
	01-L.T. Babbio, Jr.	☐	☐	☐	05-M.V. Hurd	☐	☐	☐
	02-S.M. Baldauf	☐	☐	☐	06-R.L. Ryan	☐	☐	☐
	03-R.A. Hackborn	☐	☐	☐	07-L.S. Salhany	☐	☐	☐
	04-J.H. Hammergren	☐	☐	☐	08-G.K.Thompson	☐	☐	☐
2.	Proposal to ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2007	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Stockholder proposal relating to stockholder nominees for election to the Board of Directors of Hewlett-Packard Company	☐	☐	☐
4.	Stockholder proposal entitled "Separate the Roles of CEO and Chairman"	☐	☐	☐
5.	Stockholder proposal entitled "Subject Any Future Poison Pill to Shareholder Vote"	☐	☐	☐
6.	Stockholder proposal entitled "Link Pay to Performance"	☐	☐	☐
☐ Address change (make correction at left)
Signature
Signature
Title
Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS
  Proxy Materials
  Voting Information
  Stock Ownership Information
  Stockholder of Record
  Beneficial Owner
  Annual Meeting Information
  Stockholder Proposals, Director Nominations and Related Bylaw Provisions
  Further Questions
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
  Board Policy Regarding Voting for Directors
  Board Independence
  HP's Director Independence Standards
  Board Structure and Committee Composition
  Director Nominees
  Executive Sessions
  Communications with the Board
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
PROPOSAL NO. 5
PROPOSAL NO. 6
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
Long-Term Incentive Plans—Awards In Last Fiscal Year
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
PENSION PLAN
REPORT OF THE HR AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPHS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX A
APPENDIX B
APPENDIX C
IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING